CREDIT AGREEMENT



                                      among



                             ASCENT ASSURANCE, INC.,

                                  as Borrower,



                   Each Lender Party Hereto from Time to Time,



               CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION,

                      as Administrative Agent and Arranger











                           Dated as of April 17, 2001







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                                TABLE OF CONTENTS

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                                                                                                       Page


ARTICLE 1.  DEFINITIONS..................................................................................1

   1.1     Defined Terms.................................................................................1
   1.2     Interpretation...............................................................................12

ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENTS.............................................................13

   2.1     Commitments..................................................................................13
   2.2     Notes........................................................................................13
   2.3     Procedure for Borrowing......................................................................14
   2.4     [Reserved.]..................................................................................15
   2.5     Optional Prepayment and Repayment at Maturity................................................15
   2.6     Interest Rate; Default Rate; Payment Dates...................................................16
   2.7     Computation of Interest; Making of Payments..................................................17
   2.8     Pro Rata Treatment and Payments; Funding Reliance............................................17
   2.9     Illegality...................................................................................18
   2.10    Requirements of Law..........................................................................18
   2.11    Taxes........................................................................................18
   2.12    Lending Offices..............................................................................20

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES..............................................................20

   3.1     Financial Condition..........................................................................20
   3.2     No Change....................................................................................21
   3.3     Corporate Existence; Compliance with Law.....................................................21
   3.4     Corporate Power; Authorization; Enforceable Obligations......................................22
   3.5     No Legal Bar.................................................................................22
   3.6     No Material Litigation.......................................................................22
   3.7     No Default...................................................................................23
   3.8     Ownership of Property; Liens.................................................................23
   3.9     Intellectual Property........................................................................23
   3.10    [Reserved.]..................................................................................23
   3.11    Taxes........................................................................................23
   3.12    Federal Margin Regulations...................................................................24
   3.13    ERISA........................................................................................24
   3.14    Holding Company; Investment Company Act; Other Regulations...................................25
   3.15    Purpose of Loans.............................................................................25
   3.16    Environmental Matters........................................................................25
   3.17    Insurance; Reinsurance Agreements............................................................25
   3.18    Accuracy and Completeness of Information.....................................................26
   3.19    Leaseholds, Permits, etc.....................................................................26
   3.20    No Restrictive Covenants.....................................................................27
   3.21    Solvency.....................................................................................27
   3.22    Subsidiaries.................................................................................27
   3.23    Credit Arrangements..........................................................................27
   3.24    Pledge Agreement.............................................................................28

ARTICLE 4.  CONDITIONS PRECEDENT........................................................................28

   4.1     Conditions to Initial Loans..................................................................28
   4.2     Conditions to Each Loan......................................................................31
   4.3     Representation...............................................................................32

ARTICLE 5.  AFFIRMATIVE COVENANTS.......................................................................32

   5.1     Financial Statements.........................................................................32
   5.2     Certificates; Other Information..............................................................33
   5.3     Payment of Obligations.......................................................................35
   5.4     Maintenance of Existence.....................................................................35
   5.5     Maintenance of Property; Insurance...........................................................36
   5.6     Inspection of Property; Books and Records; Discussions.......................................36
   5.7     Other Notices................................................................................36
   5.8     Environmental Laws...........................................................................37
   5.9     ERISA........................................................................................38
   5.10    Use of Proceeds..............................................................................38
   5.11    Margin Stock.................................................................................38
   5.12    Maintain Ownership of Insurance Businesses...................................................38
   5.13    Fees.........................................................................................38
   5.14    Pledge Agreement.............................................................................38
   5.15    Relief From Automatic Stay in Bankruptcy.....................................................38
   5.16    Application of Capital Contributions.........................................................39
   5.17    [Reserved]...................................................................................39
   5.18    [Reserved]...................................................................................39

ARTICLE 6.  NEGATIVE COVENANTS..........................................................................39

   6.1     Financial Covenants..........................................................................40
   6.2     Limitation on Fundamental Changes............................................................40
   6.3     Limitation on Transactions with Affiliates...................................................40
   6.4     Limitation on Liens..........................................................................41
   6.5     Hedging Arrangements.........................................................................41
   6.6     Limitation on Guaranties.....................................................................42
   6.7     Limitation on Sale of Assets.................................................................42
   6.8     Limitation on Investments, Loans and Advances................................................42
   6.9     Limitations Relating to Stock of Subsidiaries, Dividends and Stock Repurchases...............42
   6.10    Limitation on Indebtedness...................................................................43
   6.11    Limitation on Capital Expenditures...........................................................44
   6.12    Limitation on Negative Pledge Clauses; Payment Restrictions..................................44
   6.13    Limitation on Businesses.....................................................................44
   6.14    Limitation on Certain Prepayments and Amendments.............................................44

ARTICLE 7.  EVENTS OF DEFAULT...........................................................................45

   7.1     Events of Default............................................................................45

ARTICLE 8.  THE ADMINISTRATIVE AGENT....................................................................47

   8.1     Appointment..................................................................................47
   8.2     Delegation of Duties.........................................................................47
   8.3     Exculpatory Provisions.......................................................................48
   8.4     Reliance by Administrative Agent.............................................................48
   8.5     Notice of Default............................................................................48
   8.6     Non-Reliance on Administrative Agent  and Other Lenders......................................49
   8.7     Indemnification..............................................................................49
   8.8     Administrative Agent  in Its Individual Capacity.............................................50
   8.9     Successor Administrative Agent...............................................................50

ARTICLE 9.  MISCELLANEOUS...............................................................................50

   9.1     Amendments and Waivers.......................................................................50
   9.2     Notice.......................................................................................51
   9.3     No Waiver; Cumulative Remedies...............................................................52
   9.4     Survival of Representations and Warranties...................................................52
   9.5     Payment of Expenses and Taxes; Indemnification...............................................52
   9.6     Successors and Assigns; Participations and Assignments.......................................53
   9.7     Adjustments; Setoff..........................................................................55
   9.8     Confidentiality..............................................................................56
   9.9     Effectiveness................................................................................56
   9.10    Counterparts.................................................................................56
   9.11    Severability.................................................................................56
   9.12    Integration..................................................................................56
   9.13    GOVERNING LAW................................................................................56
   9.14    Submission To Jurisdiction; Waivers..........................................................57
   9.15    Acknowledgments..............................................................................57
   9.16    Waivers of Jury Trial........................................................................58
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                             EXHIBITS AND SCHEDULES


Schedule I          Lending Offices of Lender and Commitments
Exhibit A-1         Form of Note
Exhibit A-2         Form of PIK Interest Note
Exhibit B           Form of Notice of Borrowing
Exhibit C           Form of Closing Certificate
Exhibit D           Form of Commitment Transfer Supplement
Exhibit E           Form of Compliance Certificate
Exhibit F           Form of Pledge Agreement
Exhibit G           Minimum Statutory Surplus Requirements
Exhibit H           Reports and Other Information Required by Section 5.2(e)
Exhibit I           Form of Guaranty and Security Agreement
Schedule 1          Borrower Affiliates
Schedule 3.1(b)     Variances from Financial Statements
Schedule 3.1(c)     Identification of Projections Provided
Schedule 3.1(d)     Variances to Annual Statements
Schedule 3.2        Material Adverse Events
Schedule 3.3        Legal Non-Compliance
Schedule 3.4        Requisite Authorizations
Schedule 3.6(a)     Litigation
Schedule 3.6(b)     Restrictions on New Insurance Business
Schedule 3.7        Defaults/Events of Default
Schedule 3.8        Liens
Schedule 3.11       Taxes
Schedule 3.13       ERISA
Schedule 3.14       Regulations Limiting Indebtedness
Schedule 3.17(a)    Insurance Policies
Schedule 3.17(b)    Reinsurance Contracts
Schedule 3.20       Agreements Containing Restrictive Covenants
Schedule 3.22       Subsidiaries
Schedule 3.23       Credit Agreements
Schedule 6.3        Transactions with Affiliates
Schedule 6.6        Guaranties
Schedule 6.7        Permitted Tax Benefit Purchases and Capital Contributions
Schedule 6.11       Permitted Capital Expenditures

     CREDIT AGREEMENT, dated as of April 17, 2001, between ASCENT ASSURANCE, INC., a Delaware corporation (the "Borrower"), the several entities identified on the signature pages of this Agreement as Lenders and each other person that becomes a lender hereunder (collectively, the "Lenders," and each individually, a "Lender"), CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION ("CSFBM"), as Administrative Agent (in such capacity the "Administrative Agent "), and as Arranger (in such capacity, the "Arranger").

                              PRELIMINARY STATEMENT

     The Borrower has requested that the Lenders make senior secured loans to the Borrower in an aggregate principal amount not to exceed $11,000,000 for use by the Borrower to make capital contributions to or purchase surplus notes issued by a Subsidiary of the Borrower as permitted by the terms set forth below. The Lenders, severally but not jointly, are willing to make loans, on the terms and subject to the conditions set forth herein.

     Therefore, the parties hereto agree as follows:

                         ARTICLE 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms defined in the recital of the parties shall have the meanings given to them therein, the following terms shall have the meanings indicated, and the terms defined in Schedule 1 setting forth the names of certain Affiliates of the Borrower shall have the meanings given to them therein.

          "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by or under common control with that other Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and "controlling" and "controlled" have correlative meanings.

          "Annual Statement" means, in relation to any Insurance Subsidiary for any fiscal year, the annual financial statements of that Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of that jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

          "Applicable Rate" means 12% per annum.

          "Assignee" shall have the meaning ascribed thereto in Section 9.6(c).

          "Borrowing Date" means, with respect to any Loan, the date specified as such in a notice given by the Borrower in accordance with Section 2.3.

          "Business Day" means a day other than a Saturday, a Sunday or another day on which commercial banks in New York City or Fort Worth, Texas are authorized or required by law to close.

          "Capital Expenditures" means, for any period, the Dollar amount of gross expenditures (including payments in respect of Capital Lease Obligations) made for fixed assets, real property, plant and equipment, and all renewals, improvements and replacements thereto (but not repairs thereof) incurred during such period, all as determined in accordance with GAAP.

          "Capital Lease" means any lease under which the lessee has or may have obligations that should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "Capital Lease Obligation" means, in relation to any Person at any date, the amount of each obligation of that Person as lessee under a Capital Lease which should, in accordance with GAAP, be shown on its balance sheet as a liability at that date.

          "Capital Stock" means, in relation to a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock of that corporation, in relation to any Person other than a corporation, any and all equivalent ownership interests in that Person, and, in relation to all Persons, any and all warrants or options to purchase any of the foregoing.

          "Closing Date" means the date on or before the Termination Date on which the conditions precedent set forth in Section 4.1 are satisfied or waived, as determined by the Administrative Agent.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment" means, as to each Lender, the amount specified opposite the name of that Lender in Schedule I.

          "Commitment Percentage" means, as to any Lender, at any time, the quotient derived by dividing the Total Commitment by that Lender's Commitment at that time.

          "Common Stock" means the common stock, par value $.01 per share, of the Borrower as it exists at the date of execution of this Agreement or as it may be reconstituted from time to time. The foregoing reference to the Common Stock as it may be reconstituted shall not be construed to derogate from any restrictions in this Agreement on the borrower's actions in respect of the Common Stock.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
     Section 414 of the Code.

          "Compliance  Certificate"  shall have the meaning  ascribed thereto in
     Section 5.2(b).

          "Consolidated GAAP Net Worth" means, for any date, the sum of (a) the Capital Stock (including mandatorily redeemable preferred capital stock) and additional paid-in capital of the Borrower and its Subsidiaries on a consolidated basis plus (without duplication) (b) the amount of retained earnings, inclusive of deferred revenues, or, in the case of a deficit, minus the deficit, minus (c) treasury stock, plus or minus (d) any other account which is customarily added or deducted in determining shareholders' equity (without giving effect to any increase or decrease to Consolidated GAAP Net Worth attributable to the application of SFAS No. 115, 130 and 133 and related deferred tax effects), all determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation" means as to the Borrower or any Subsidiary, any provision of any security issued by the Borrower or any Subsidiary or of any agreement, instrument or other undertaking to which the Borrower or any Subsidiary is a party or by which it or any of its property is bound.

          "Debt for Borrowed Money" means, as to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, and (c) all Capital Lease obligations of such Person.

          "Default" means any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" or "$" means dollars in lawful currency of the United States of America.

          "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning public health, public and workplace safety or protection of the environment, as now or may at any time hereafter be in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Event of Default" means any of the events specified in Section 7.1; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Funded Debt" means, with respect to any Person as of any date, all Indebtedness of that Person that, by the terms of the agreement governing or instrument evidencing the Indebtedness, matures more than one year from, or is directly or indirectly renewable or extendable at the option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, including current maturities of long-term Indebtedness, revolving credit and short-term Indebtedness extendable beyond one year at the option of that Person.

          "Funded Debt Ratio" means, as at any date, the ratio of Funded Debt to Total Capital, in each case, determined as of the end of the most recent fiscal quarter ending on or prior to that date for which financial statements are available.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time consistent with those utilized in preparing the audited financial statements referred to in
     Section 3.1.

          "Governmental Authority" means any national government (United States or foreign), any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any agency, authority, instrumentality, or regulatory body of any thereof.

          "Guaranty" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, liability or other obligation, whether or not contingent (the "primary obligation"), of another Person (the "primary obligor") in any manner, (i) to purchase, repurchase or otherwise acquire the primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any primary obligation or
     (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, liquidity or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of that primary obligation or (iv) otherwise to assure or hold harmless the owner of any primary obligation against loss in respect thereof. "Guaranty" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

          "Guaranty and Security Agreement" means an agreement in the form set forth in Exhibit I among the Administrative Agent, as secured party on its own behalf and on behalf of the Lenders, and each of the Subsidiaries of the Borrower identified therein as a Company, or debtor.

          "Hedging Agreements" means, as to any Person, (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement to which that Person is a party and (b) any other agreement or arrangement designed to limit or eliminate the risk and/or exposure of that Person to fluctuations in currency exchange rates, credit risk or any other variable that is not within that Person's control.

          "Indebtedness" means, with respect to any Person at any date, (a) Debt for Borrowed Money of that Person, (b) all indebtedness of that Person for the deferred purchase price of property or services (other than current trade liabilities and accrued expenses incurred in the ordinary course of that Person's business and payable in accordance with customary practices),
     (c) all outstanding reimbursement obligations of that Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of that Person, (d) all liabilities secured by any Lien on any property owned by that Person even if that Person has not assumed or otherwise become liable for the payment thereof, (e) liabilities arising under Hedging Agreements of that Person (other than interest rate caps purchased by it), (f) all Guaranties of that Person and (g) all Capital Lease Obligations of that Person.

          "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insurance Regulatory Authority" means, in relation to any Subsidiary, the insurance department or similar Governmental Authority charged with regulating insurance companies or insurance holding companies in the jurisdiction of domicile of that Subsidiary and, to the extent that it has regulatory authority over that Subsidiary, in each other jurisdiction in which that Subsidiary conducts business or is licensed to conduct business.

          "Insurance Subsidiary" means each Subsidiary the ability of which to pay dividends is regulated by an Insurance Regulatory Authority or that is otherwise required to be regulated thereby in accordance with the applicable Requirements of Law of its jurisdiction of domicile, and shall include each Subsidiary identified as an Insurance Subsidiary in Schedule 3.22.

          "Intellectual Property" has the meaning given to the term in Section 3.9.

          "Intercreditor Agreement" means the Intercreditor and Subordination Agreement, dated as of April 17, 2001 among LaSalle Bank National Association and Credit Suisse First Boston Management Corporation, as Administrative Agent under this Agreement on its own behalf and on behalf of the Lenders.

          "Interest Payment Date" means, as to each Loan, the last Business Day of each month, beginning with the month in which the Borrowing Date occurs, and the Maturity Date for that Loan or any earlier date on which that Loan becomes due and payable pursuant to this Agreement.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction, other than any such filing in connection with any true lease or operating lease).

          "Loan Documents" means this Agreement, the Security Documents and each other agreement, instrument or certificate executed and delivered to the Lenders or the Administrative Agent pursuant hereto or to any other Loan Document including, without limitation, the Notes.

          "Loan" means the loans made by the Lenders to the Borrower pursuant to this Agreement, including increases to the principal amount thereof through conversion of PIK Interest pursuant to Section 2.6(d).

          "Material Adverse Effect" means (a) a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its consolidated Subsidiaries (taken as a whole) or (b) either singly or in the aggregate, any material adverse effect on the validity or enforceability of this Agreement, any of the Notes, the Pledge Agreement or the Lien created thereunder, or on any of the other Loan Documents, or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maturity Date" means the third anniversary of the date of this Agreement.

          "Minimum Statutory Surplus Requirement" means, as of any day, the amount identified as such in Exhibit G.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Income" means, for any period, net income (or deficit) of the Borrower and its Subsidiaries for that period determined on a consolidated basis in accordance with GAAP reduced by preferred stock dividends.

          "Note" means the notes referred to in Section 2.2(a) and PIK Interest Notes.

          "Notice of Borrowing" has the meaning given to the term in Section 2.3(a).

          "Obligations" means the unpaid principal of and interest on the Loans (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Subsidiary, as applicable, whether or not a claim for post-filing or post-petition interest is allowed in the proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to the Loans) and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document) or otherwise.

          "Participant" has the meaning ascribed thereto in Section 9.6(b).

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "Permitted Investment" means each of the following:

               (a) investments of the Borrower or any Subsidiary in any other Subsidiary (i) to the extent existing on the date of this Agreement and identified in Schedule 3.22 (it being understood that a change in value of any such investment will not for this purpose be considered an investment), (ii) consisting of surplus notes purchased by the Borrower or capital contributions made by the Borrower with the proceeds of any Loan or (iii) consisting of investments by Ascent Funding, Inc. in receivables generated by any other Subsidiary for the purposes of obtaining financing under the Receivables Financing Agreements;

               (b) direct obligations of the United States of America or any agency thereof, or obligations guaranteed as to principal and interest by the United States of America or any agency thereof, in either case, if the obligation matures not more than 90 days from the date of acquisition;

               (c) certificates of deposit issued by or other overnight deposits with any commercial bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 and long-term unsecured and unguaranteed debt rated at least "BBB+" or "Baa1" by Standard & Poor's or Moody's, respectively, in each case if the deposit obligation matures not more than 90 days from the date of acquisition;

               (d) commercial paper of any issuer rated at least A-1 or P-1 by Standard & Poor's or Moody's, respectively, and maturing not more than 90 days from the date of acquisition;

               (e) repurchase agreements and reverse repurchase agreements with any bank with combined capital and surplus of at least $500,000,000, or any primary dealer in United States government securities, in each case, if (1) the bank or dealer has long-term unsecured and unguaranteed debt rated at least "BBB" or "Baa1" by Standard & Poor's or Moody's, respectively, if the repurchase or reverse repurchase agreement relates to marketable direct obligations that, (w) at the time of execution of the agreement, mature within 60 days, (x) are issued or unconditionally guaranteed or insured by the United States of America or any agency thereof and are backed by the full faith and credit of the United States of America, (y) provide for the payment of principal and interest (and not principal alone or interest alone) and
          (z) are not subject to any contingency regarding the payment of principal or interest;

               (f) long-term debt rated at least "BBB" or "Baa1" by Standard & Poor's or Moody's, respectively; and

               (g) investments of Subsidiaries permitted under Section 6.8.

     "Permitted Lien" has the meaning given to the term in Section 6.4.

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "PIK Interest" has the meaning given to the term in Section 2.6(d).

     "PIK Interest Note" has the meaning given to the term in Section 2.6(d).

     "Plan" means, at any time, any employee benefit plan of a kind contemplated in Section 3(2) of ERISA and in respect of which the Borrower or any Subsidiary at the time is, an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

     "Pledge Agreement" means an agreement in the form set forth in Exhibit F between the Borrower and the Administrative Agent, as secured party on its own behalf and on behalf of the Lenders.

     "Pledged Collateral" has the meaning given to that term in the Pledge Agreement.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory or regulatory exemption (including a class exemption or an individual exemption).

     "QFL Note" has the meaning given to that term in Section 2.2(b).

     "Quarterly Statement" means, in relation to any Insurance Subsidiary for any fiscal quarter, the quarterly financial statements of that Insurance Subsidiary as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith.

     "RBC Ratio" means, in relation to any Person as at the last day of any fiscal year, the ratio of "Total Adjusted Capital" of that Person as at that date to "Company Action Level RBC" of that Person as at that date, as those terms are defined by either the NAIC Risk Based Capital (RBC) for Insurers Model Act (the "Model Act") or the Insurance Commissioner of the State in which that Person is incorporated, as amended from time to time. To the extent the Model Act definition is used, using the annual SAP Financial Statements form prescribed by the Model Act for the year ended December 31, 2000 is equal to the quotient of (a) the amount that appears on line 27, column (1) on page 22 of the Convention Blank, divided by (b) two times the amount that appears on line 28, column (1) on page 22 of the Convention Blank.

     "Receivables Financing Agreements" means the agreements identified as items 1 through 6 in Schedule 3.23, as in effect on the date of this Agreement or hereafter amended with the prior written consent of the Lenders. For this purpose an increase in the maximum amount of financing available under any such agreement after the date of this Agreement shall be deemed made with the consent of the Lenders to the extent the increase is identified as permitted in Schedule
3.23 (but this deemed consent shall not be treated as applicable to any increase or change in the security or other credit support for any related obligations or otherwise to derogate from the restrictions in Article 6).

     "Register" has the meaning given to the term in Section 9.6(d).

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time, or any successor regulation.

     "Reinsurance Agreement" means any agreement, contract, treaty, certificate or other arrangement whereby any Insurance Subsidiary agrees or has agreed to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by that Insurance Subsidiary under a policy or policies of insurance issued by that Insurance Subsidiary or under a reinsurance agreement assumed by that Insurance Subsidiary.

     "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

     "Required Lenders" means, at any time, Lenders whose Commitment Percentages aggregate at least 51% of the Total Commitment in effect at the time.

     "Requirement of Law" mean, as to any Person, the articles of organization and by-laws or other organizational or governing documents of that Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, any of the foregoing relating to employee health and safety or public utilities and all Environmental Laws), in each case, as applicable to or binding upon that Person or any of its property or to which that Person or any of its property is subject.

     "Responsible Officer" means, with respect to a Person, the chairman of the board of directors, the chief executive officer or the president of that Person or, with respect to financial matters, the chief financial officer of that Person in each case, acting in their capacity as such.

     "SEC" means the Securities and Exchange Commission.

     "SEC Reports" means the reports filed by the Borrower with the SEC on Form 10-K, Form 10-Q or Form 8-K or any successor Form.

     "Security Document" means each of the Pledge Agreement and the Guaranty and Security Agreement.

     "Single Employer Plan" means any Plan that is covered by Title IV of ERISA but is not a Multiemployer Plan.

     "Standard & Poor's" means Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

     "Statutory Capital and Surplus" means, as to any Insurance Subsidiary as of any date, the amount shown on line 38, column 1, page 3, of the 2000 Annual Statement of that Insurance Subsidiary, or the sum of amounts determined in a manner consistent with that contemplated there, for any date other than one as of which an Annual Statement is prepared.

     "Statutory Accounting Practices" or "SAP" means, in relation to an Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the relevant Insurance Regulatory Authority of that Insurance Subsidiary's state of domicile, consistently applied and maintained and in conformity with those used in the preparation of the most recent statutory financial statements delivered hereunder (except where changes are required by the relevant Insurance Regulatory Authority) and the Annual Statement.

     "Subsidiary" means, in relation to any Person, any corporation, company or other entity and any partnership or joint venture, whether now existing or hereafter organized or acquired, which is under the control of that Person; and, except as otherwise expressly provided in this Agreement, all references to any Subsidiary are to direct or indirect subsidiaries of the Borrower. For this purpose, a Person will be deemed to have control of a second Person if the first Person has the power to elect at least a majority of the board of directors or other managers of the second Person either by virtue of ownership (direct or indirect, through one or more intermediaries) of the shares of stock or other ownership interests with ordinary voting power of the second Person, or otherwise; and a Person will be deemed to have control over a partnership if that Person or one of its Subsidiaries is the general partner. Stock or other ownership interests that have voting power only by reason of the occurrence of a contingency will be disregarded for purposes of the preceding sentence.

     "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any Governmental Authority or taxing authority.

     "Termination Date" has the meaning given to that term in Section 2.1(b).

     "Total Commitment" at any time means the aggregate of the respective Commitments of individual Lenders at that time.

     "Total Capital" means, on any date (a) Funded Debt on that date plus (b) the Consolidated GAAP Net Worth.

     "Transferee" has the meaning given to the term in Section 9.6(f).

     "Wholly  Owned  Subsidiary"   means,  with  respect  to  any  Person,   any
corporation or other entity of which all of the outstanding shares of stock or other ownership interests in which, other than directors' qualifying shares (or the equivalent thereof), are at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person.

1.2  Interpretation

(a) . (a) As used in this Agreement, (i) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified; (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," (iii) the word "or" shall not be exclusive, (iv) the word "will" shall be construed to have the same meaning and effect as the word "shall" and (v) the plural form of any term defined in the singular in this Agreement shall merely express the grammatical plural of that defined term unless otherwise expressly provided herein.

(b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower or any Subsidiary that are not defined in Section 1.1 and accounting terms that are partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP or, to the extent that any such term applies solely to an Insurance Subsidiary, the means given to that term in SAP, where applicable. All financial data or statements that the Borrower is required to deliver hereunder shall be prepared in accordance with GAAP or, insofar as the data relates solely to an Insurance Subsidiary, in accordance with SAP, if applicable, in each case, applied on a consistent basis, except as otherwise expressly prescribed herein, subject to the following paragraph.

(c) If GAAP changes while any of the Obligations remains outstanding and, as a result, the financial covenants set forth in Section 6.1 would be calculated in a manner or with components different from those applicable prior to the change,
(i) the Borrower and the Lenders will enter into good faith negotiations to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to the relevant change in GAAP and (ii) the Borrower shall be deemed to be in compliance with those financial covenants during the prior of 60 days beginning with the effective date of that change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP if the change had not occurred and compliance were tested applying GAAP as in effect immediately before the change. Where this Agreement or any other Loan Document refers, directly or indirectly, to amounts on particular exhibits, schedules, lines, pages or columns of any Annual Statement or Quarterly Statement, the references are based on the format promulgated by the NAIC for the 2000 Annual Statements and Quarterly Statements. If that format is changed for 2001 or any year thereafter so that different information is required in the items referred to, or so that they no longer exist, of if the Annual Statement or Quarterly Statement is replaced by the NAIC or by any Insurance Regulatory Authority after the date of this Agreement so that a different form of financial statement is required to be furnished by an Insurance Subsidiary in lieu thereof, the relevant reference in this Agreement or any other Loan Document shall be to information consistent with that reported in the referenced item in the 2000 Annual Statements or Quarterly Statements, as applicable.

(d) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to that agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include that Person's successors and assigns (without prejudice to any restrictions on transfer or other consequences of a transfer contemplated herein), and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(e) The terms defined in this Agreement shall have the meanings given to them herein when they are used in the Notes or any certificate or other document made or delivered pursuant hereto, unless otherwise specified therein.


                   ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS

2.1  Commitments.

(a) On the terms and subject to the conditions hereof, each Lender severally agrees to make one or more term loans to the Borrower in an aggregate amount not to exceed that Lender's Commitment in effect at the time. The aggregate amount of the Loans to be made pursuant to this provision on any day by the Lenders shall be as determined by the Lenders.

(b) The Commitment of each Lender will automatically be reduced on any Borrowing Date by the amount of the Loan made by that Lender pursuant to Section 2.1(a) on that Borrowing Date. Unless previously terminated, the Commitment of each Lender will automatically be reduced to zero and terminate at 3:00 p.m., New York City time, on April 30, 2001 (the "Termination Date").

2.2 Notes

(a) . (a) The  Loans  made by each  Lender on any  Borrowing  Date  pursuant  to
Section 2.1(a) shall be evidenced by a promissory note of the Borrower (a "Note"), substantially in the form set forth in Exhibit A-1, with appropriate insertions as to payee, date and the principal amount of the Loan made by that Lender, payable to the order of that Lender, and, if applicable with such other features as are specified in paragraph (b) of this Section for a QFL Note. The Borrower hereby irrevocably authorizes each Lender to record the date and amount of each Loan made by it and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. Failure by a Lender to make any such recordation shall not, however, affect the Borrower's obligations hereunder. Each Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with Section 2.6.

(b) Any Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that is not incorporated or otherwise organized under the laws of the Untied States of America or any state thereof (a "Qualified Foreign Lender") shall, upon receipt of the written request of the Administrative Agent or the Borrower, and may, upon its own written request to the Administrative Agent, exchange any Note held by or assigned to it for a qualified foreign lender Note ( a "QFL Note"). A QFL Note shall contain the following legend but otherwise be in the same form as other Notes: "This Note is a QFL Note, and as such, ownership of the obligation represented by such QFL Note may be transferred only in accordance with Section 2.2(d) of the Credit Agreement." Any QFL Note issued in replacement of any existing Note pursuant to this Section shall be (i) dated the Closing Date, (ii) issued in the name of the entity in whose name that existing Note was issued and (iii) issued in the same principal amount as that existing Note.

(c) Upon the request of or delivery of a request to a Qualified Foreign Lender pursuant to paragraph (b) of this Section, the Borrower shall execute and deliver a QFL Note to the Administrative Agent in replacement of the Note surrendered in connection with the request conforming to the requirements of this paragraph. Each Qualified Foreign Lender shall surrender its Note in connection with any replacement pursuant to this Section. In connection with any such replacement, upon receipt by the Administrative Agent of a QFL Note and the existing Note to be replaced by that QFL Note in accordance with this paragraph, the Administrative Agent shall forward the QFL Note to the Lender which has surrendered its Note for the replacement and shall forward the surrendered Note to the Borrower marked "canceled." Once issued, QFL Notes (i) shall be deemed to and shall be "Notes" for all purposes under the Loan Documents, (ii) may not be exchanged for Notes which are not QFL Notes, notwithstanding anything to the contrary in the Loan Documents and (iii) shall at all times thereafter be QFL Notes, including, without limitation, following any transfer or assignment thereof.

(d) Notwithstanding anything to the contrary in the Loan Documents, the QFL Notes are registered obligations as to both principal and interest with the Borrower, and transfer of the obligations underlying such QFL Note may be effected only by surrender of the QFL Note to the Borrower and either reissuance by the Borrower of that QFL Note to the transferee or issuance by the Borrower of a new QFL Note to the transferee. A QFL Note shall only evidence the Lender's or an assignee's right, title and interest in and to the related obligation, and in no event is a QFL Note to be considered a bearer instrument or obligation. This Section shall be construed so that the obligations underlying the QFL Notes are at all times maintained in "registered form" within the meaning of Sections 871(h)(2) and 881(c)(3) of the Code.

2.3 Procedure for Borrowing

(a) . (a) The Borrower shall give the Administrative Agent notice of the date on which it would like the Lenders to make Loans pursuant to Section 2.1(a) not later than 10:00 a.m., New York City time, on the proposed Borrowing Date identified in that notice. Any such notice shall be irrevocable and shall be substantially in the form set forth in Exhibit B (a "Notice of Borrowing") specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date and shall be executed by a Responsible Officer of the Borrower.

(b) However, if the Borrower and the Lenders have agreed that any Loans hereunder may be made on any floating-rate interest rate basis, the Notice of Borrowing shall also contain all such additional information as may be required to implement and set forth the parties' agreement on the subject (including all relevant modifications to the terms of this Agreement as may be required to address interest periods, relevant business day and other conventions and related modifications to the Notes) and shall be given not later than the time specified in that agreement. Any such Notice of Borrowing relating to proposed floating-rate Loans shall be effective as such only when executed by the Borrower and countersigned by the Lenders and the Administrative Agent and shall automatically become a part of and amendment to this Agreement.

Upon receipt of a Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof and of that Lender's pro rata share of the borrowing contemplated in that Notice of Borrowing (the Lender's Commitment Percentage of the amount of the proposed borrowing). Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2 prior to 11:00 a.m., New York City time, on the relevant Borrowing Date in funds immediately available to the Administrative Agent. The Administrative Agent shall, on that Borrowing Date, make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, by wire transfer in like funds as received by the Administrative Agent, to the Borrower's account identified on the signature pages of this Agreement or such other account as the Borrower may have identified by notice given to the Administrative Agent not later than the Business Day preceding the Borrowing Date.

2.4 [Reserved.]

2.5 Optional  Prepayment and Repayment at  Maturity

(a) . (a) Each  prepayment of
-
any portion of the Loans made pursuant to this Section 2.5 shall permanently reduce the Commitments and the Total Commitment, and no amount that has been prepaid may be reborrowed. In addition, an obligation to make a prepayment pursuant to this Section 2.5 (by virtue of the Borrower's having given notice electing to make the prepayment) shall permanently reduce the Commitments and the Total Commitment with effect on the date the prepayment is due, regardless of whether it is made. Each prepayment pursuant to this Section 2.5 shall be made without premium or penalty but together with payment in full of all interest on the amount being prepaid accrued to but excluding the date of prepayment. The Administrative Agent shall promptly notify the Lenders of any notice of prepayment, and of the amount of any prepayment, received by the Administrative Agent.

(b) The Borrower may at any time prepay all or, subject to the following, any portion of the Loans, upon notice given to the Administrative Agent not later than two hours before the payment. Each such notice shall be irrevocable.

(c) The Borrower shall repay the outstanding principal amount of the Loans and the Notes on the Maturity Date together with interest accrued and not paid to but excluding the Maturity Date.

2.6 Interest Rate; Default Rate; Payment Dates

(a) . (a) Subject to paragraph (b), interest on each Loan shall accrue from and including the Loan's Borrowing Date, in the case of a Loan made pursuant to
Section 2.1(a), and from and including the date specified in Section 2.6(d), in the case of a Loan made through conversion of PIK Interest, and, in all cases, to but excluding the day on which the Loan is repaid in full, at the Applicable Rate, subject to the following. Until the Maturity Date, but only so long as the Loans and other Obligations hereunder have not become or been declared due and payable in connection with an Event of Default, interest on the Loans may be paid, at the option of the Borrower, in PIK Interest Notes, as provided in
Section 2.6(d). The amount of PIK Interest Notes shall be treated as Loan principal amounts.

(b) If any amount payable hereunder by the Borrower is not paid as and when due (or a PIK Interest Note is not delivered with respect thereto), interest shall accrue thereon, to the extent permitted by applicable law (both before and after judgment) at a rate per annum equal to the sum of the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% from the date of occurrence of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment). In addition, should any interest on such Loans or any other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum as determined pursuant to the preceding sentence, in each case, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(c) Interest accruing pursuant to Section 2.6(a) shall be payable in arrears on each Interest Payment Date, subject to Section 2.6(d). Interest accruing pursuant to Section 2.6(b) shall be payable from time to time on demand.

(d) The Borrower is executing and delivering to the Administrative Agent, pursuant to Section 4.1(b), for each Lender a note in the form set forth in Exhibit A-2 (a "PIK Interest Note"). The Borrower, may, subject to Section 2.6(a) and the last sentence of this Section 2.6(d), in lieu of tendering payment of interest accruing under Section 2.6(a) in cash, on the Interest Payment Date on which that interest is due, give the Administrative Agent notice that the Borrower is electing to pay each Lender's pro rata share of the relevant interest payment through conversion of the amount of that share (each such amount "PIK Interest") to the principal of the Loans hereunder outstanding to that Lender. If the Borrower gives such a notice to the Administrative Agent, it shall give each Lender notice of the Borrower's election. The Borrower hereby irrevocably authorizes each Lender to record the date and amount of each Loan principal increase pursuant to this provision, and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting part of its PIK Interest Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error. Failure by a Lender to make any such recordation shall not, however, affect the Borrower's obligations hereunder. Interest shall accrue on the principal amount of each PIK Interest Note at the Applicable Rate, from and including the Interest Payment Date corresponding to the due date for that PIK Interest. The Borrower's right to convert PIK Interest to Loan principal as contemplated in this Section 2.6(d) will automatically cease if the Loans and other Obligations hereunder become or are declared due and payable in connection with an Event of Default.

2.7      Computation of Interest; Making of Payments

(a) . All interest accruing hereunder shall be calculated on the basis of the actual number of days in the relevant period and a year of 360 days.

(b) All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, to the account of the Administrative Agent at Citibank, N.A., ABA #021000089, Account no. 4080-4716, REF: Ascent Term Loan, Attn: Adair Young, CSFB, 212-322-1365, or to such other account as the Administrative Agent may specify by notice to the Borrower or, if the
Administrative Agent so specifies, at the Administrative Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, the due date for such payment shall be extended to the next following Business Day, and interest shall continue to accrue thereon in respect of the extension.

2.8 Pro Rata Treatment and Payments; Funding Reliance

(a) . (a) Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall (except as may be required as a result of Section 2.9, Section 2.10 or Section 2.11) be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(b) On each Borrowing Date, the Administrative Agent shall be entitled to assume that each Lender (other than any Lender that has given the Administrative Agent notice to the contrary) has made funds available to the Administrative Agent as required by Section 2.3(c), and the Administrative Agent may (but shall not be required to) credit funds to the Borrower in an amount equal to the aggregate of the principal amount of the Loans to be made on that date by all Lenders from which no such notice has been received. If any Lender that has not given that notice fails to make funds available as required by Section 2.3(c) and the Administrative Agent has credited to the Borrower an amount equal to that aggregate, the Administrative Agent shall be entitled at its option to recover from either that Lender or the Borrower (without prejudice to the rights of the Borrower against that Lender), on demand, an amount equal to the Loan that was to have been made by that Lender on that date, together with interest on that amount accrued for each day from and including the applicable Borrowing Date to but excluding the date of that recovery at a rate per annum equal to the daily average Federal Funds Rate for the period. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If a Lender pays an amount due from it under this Section to the Administrative Agent, then that amount shall constitute the Lender's Loan included in the relevant borrowing. The obligations of the Lenders hereunder are several, and none of the Lenders shall be responsible for any other Lender's failure to make any Loan as required hereunder.

2.9  Illegality.

Notwithstanding any other provision herein, if any Lender determines at any time that any Requirement of Law or any change therein or in the interpretation or application thereof makes or will make it unlawful for that Lender to fulfill its commitment to make Loans hereunder, to maintain a Loan or to claim or receive any amount payable to it hereunder, the Lender shall give notice of that determination to the Borrower, with a copy to the Administrative Agent, whereupon the obligations of that Lender hereunder shall terminate and that Lender's Commitment shall be reduced to zero. The Borrower shall repay the Loans of that Lender in full on the following Business Day. Repayment pursuant to this Section shall be made without premium but together with interest accrued on the Loans being repaid to the date of repayment and all other amounts then payable to the relevant Lender by the Borrower hereunder.

2.10  Requirements of Law.

If any Lender determines that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by that Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made after the date hereof has or will have the effect of reducing the rate of return on that Lender's or the corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or that corporation could have achieved but for the change or compliance (taking into consideration the policies with respect to capital adequacy of that Lender or corporation) by an amount deemed by the Lender to be material, the Borrower shall pay to that Lender such additional amount or amounts as will compensate the Lender for the reduction, in each case promptly after submission by the Lender to the Borrower (with a copy to the Administrative Agent ) of a written request for the payment. A Lender's statements of additional amounts to be paid from time to time pursuant to this Section shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

2.11     Taxes

(a) . (a) Each payment by the Borrower under this Agreement or the Notes shall be made without withholding on account of Taxes unless withholding is required by applicable law. If applicable law requires withholding, the Borrower shall give notice to that effect to the Administrative Agent, make the necessary withholding and make timely payment of the amount withheld to the appropriate Governmental Authority. All Taxes so withheld shall be paid before penalties attach thereto or interest accrues thereon. If any such penalties or interest nonetheless become due, the Borrower shall make prompt payment thereof to the appropriate Governmental Authority. If any Lender pays any amount in respect of a Tax that is not a franchise tax or imposed on the Lender's net income or in lieu of net income taxes (an "Indemnifiable Tax"), which is imposed on any payment due from the Borrower hereunder or penalties or interest thereon, the Borrower shall reimburse that Lender in Dollars for that payment on demand. If the Borrower pays any such Indemnifiable Taxes or penalties or interest thereon, it shall deliver official tax receipts evidencing the payment or certified copies thereof to the Administrative Agent not later than the thirtieth day after payment.

(b) If any Lender is or becomes entitled to a reduced withholding rate or a complete exemption from withholding with respect to Taxes on payments to it by the Borrower under this Agreement or the Notes, including backup withholding tax, that Lender shall complete and deliver from time to time to the Borrower such form as the Borrower is required to obtain from that Lender in order to give effect to the reduced rate or exemption and certify that the Lender is entitled to the relevant exemption (whether the form relates to that Lender or to any person to which it has sold a participation or other beneficial interest in any of its rights hereunder). In particular, each Lender that is not incorporated or otherwise organized under the laws of the United States of America or a state thereof shall deliver to the Borrower two copies of the following with the relevant certification, as and if applicable, from time to time:

(i) Internal Revenue Service form W-8BEN, W-8ECI, W-8 or W-9 (or any successor form) form, or,

(ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest," a certificate (a "Non-Bank Status Certificate") executed by that Lender representing that (1) it is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871 (h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), claiming complete exemption from U.S. Federal withholding tax on payments of interest by the Borrower under this Agreement and the other Loan Documents and (2) that the Lender has received in replacement of any Note held by or assigned to it, a QFL Note.

Each Person that becomes a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section; provided that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Lender from which it purchased the related participation.

(c) If any Taxes  withheld  from a payment  due to a Lender in  accordance  with
Section 2.11(a) are Indemnifiable Taxes, the Borrower shall promptly pay such additional amount as is necessary to ensure that the net amount actually received by that Lender free and clear of those Taxes is equal to the amount that the Lender would have received had those Taxes not been withheld, except that no such additional amount will be payable to the extent that the withholding would not have been due but for failure by the relevant Lender to furnish in a timely fashion any form or Non-Bank Status Certificate that it is required to deliver pursuant to Section 2.11(b).

2.12 Lending  Offices.

The Loans made by any Lender will be made and maintained by it at its office identified in Schedule I or any other office designated by it from time to time as its lending office, by notice to the Administrative Agent. If a Lender makes a demand for a payment pursuant to Section 2.10 or Section 2.11, it will use reasonable efforts to designate a different lending office, if doing so would eliminate the need for the Borrower to make further additional payments, or reduce the amounts of the additional payments it would be required to make, pursuant to the relevant Section to that Lender, but a Lender will not be required to make any efforts or change in lending office that it, in its discretion, determines would be disadvantageous to it or inconsistent with its internal policy or legal or regulatory restrictions.

                   ARTICLE 3. REPRESENTATIONS AND WARRANTIES

     To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows.

3.1 Financial Condition

(a) . (a) The unaudited consolidated and consolidating balance sheets of the Borrower and the Subsidiaries as of December 31, 2000 and the related consolidated and consolidating statements of operations, changes in stockholder's equity and cash flows for the fiscal year ended on that date, copies of which have been furnished to the Lenders, fairly present the consolidated and consolidating financial condition of the Borrower and the Subsidiaries as at such dates, and the results of their operations and their retained earnings and cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto relating to those financial statements, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as disclosed therein.

(b) Except as set forth in Schedule 3.1(b), during the period beginning on January 1, 2001 and ending with the date of this Agreement, (i) neither the Borrower nor any of its consolidated Subsidiaries has, on the date of this Agreement, any material Guaranty obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term exchange transaction or other Hedging Arrangement or other financial derivative which is not reflected in the financial statements referred to above in this Section; and
(ii) there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property, including Capital Stock of any other Person, that is material in relation to the consolidated financial position of the Borrower and its consolidated Subsidiaries at December 31, 2001.

(c) The operating forecast and cash flow projections of the Borrower and its consolidated Subsidiaries, copies of which have been furnished to the Lenders as set forth in Schedule 3.1(c), have been prepared in good faith under the direction of a Responsible Officer of the Borrower, and in accordance with GAAP or SAP, as applicable, except that the forecast and projections do not include footnotes and other disclosures that may be required pursuant to GAAP or SAP, as applicable. This representation is subject to the further representation of the Borrower and to the qualification as to projections in Section 3.18.

(d) Except as set forth in Schedule 3.1(d), the Annual Statements of each of the Insurance Subsidiaries as of December 31, 2000 and for the fiscal year then ended, as delivered by the Borrower to the Administrative Agent and the Lenders, are as filed with the relevant Insurance Regulatory Authority, have been prepared in accordance with SAP where required, except as may be reflected in the notes thereto, were in compliance with applicable Requirements of Law when filed, and based on the information available on the date of such filings fairly presented in all material respects the financial condition of the respective Insurance Subsidiaries covered thereby for the relevant period and the results of operations, changes in capital and surplus and cash flow of those Insurance Subsidiaries for the period ended on that date; provided that, to the extent any matter disclosed in Schedule 3.1(d) has been cured directly or indirectly through the application of the proceeds of any Loan, that Schedule shall, as of the date the cure occurs, be deemed to cease to refer to that matter.

3.2 No Change.

Except as set forth in Schedule 3.2, since December 31, 2000 there has been no development or event which has had or could have a Material Adverse Effect, and during the period beginning on that date and ending on the date of this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower or any Subsidiary (other than a Wholly Owned Subsidiary), nor has any such Capital Stock been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any Subsidiary; provided that, to the extent any matter disclosed in Schedule 3.2 has been cured directly or indirectly through the application of the proceeds of any Loan, that Schedule shall, as of the date the cure occurs, be deemed to cease to refer to that matter.

3.3 Corporate Existence; Compliance with Law.
    --------- ---------- ---------- ---- ----

Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such a qualification except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) except as disclosed in Schedule 3.3, is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; provided that, to the extent any matter disclosed in Schedule 3.3 has been cured directly or indirectly through the application of the proceeds of any Loan, that Schedule shall, as of the date the cure occurs, be deemed to cease to refer to that matter.

3.4 Corporate Power; Authorization; Enforceable Obligations

(a) . (a) The Borrower has the corporate power and authority, and the legal right, to execute and deliver the Loan Documents and perform its obligations thereunder, to borrow hereunder and to create the Lien contemplated in the Pledge Agreement. The Borrower has taken all necessary corporate action to authorize and create that Lien and the borrowings contemplated herein on the terms and conditions set forth in this Agreement and in the Notes.

(b) Except as set forth in Schedule 3.4, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrower's creation of the Lien contemplated in the Pledge Agreement or any borrowings hereunder or with the execution and delivery of the Loan Documents, performance by the Borrower of its obligations thereunder or the validity or enforceability of the Loan Documents other than any of the foregoing that, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No such consent, authorization or filing is conditioned upon or otherwise imposes any materially burdensome or adverse condition. The documents identified in Schedule 3.4 that have been delivered by the Borrower to the Administrative Agent and each Lender are complete and current copies of all such documents.

(c) This Agreement has been, and each other Loan Document delivered by the Borrower at the time of its delivery will have been, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms of this Agreement or, as applicable, that Loan Document, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar.

The execution and delivery by the Borrower of the Loan Documents and performance by it of its obligations thereunder, the borrowings hereunder and the use of the proceeds thereof, and the creation by the Borrower of the Lien created by the Pledge Agreement and delivery thereunder of the Pledged Collateral do not and will not violate any Requirement of Law or Contractual Obligation of the Borrower or any Subsidiary, will not accelerate or result in the acceleration of any payment obligations of the Borrower or any Subsidiary and, except for the Lien created by the Pledge Agreement, will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of the Borrower or any Subsidiary pursuant to any Requirement of Law or Contractual Obligation, except as specified in Schedule 3.4 in the case of any Pledged Collateral issued by an Insurance Subsidiary, if creation of that Lien or delivery of the relevant share certificates requires the approval of an Insurance Regulatory Authority.

3.6 No Material Litigation.

(a) Except as set forth in Schedule 3.6(a), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or against any of the respective properties or revenues of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(b) No litigation, investigation or, except as set forth in Schedule 3.6(b), proceeding of or before any Governmental Authority is pending or, to the knowledge of the Borrower, is threatened (i) restricting or seeking to restrict any Subsidiary from engaging in further insurance underwriting or similar business or (ii) seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that could reasonably be expected to affect the ability of the Borrower to perform its obligations hereunder or would be materially inconsistent with the stated assumptions underlying the projections provided to the Administrative Agent or the Lenders or otherwise, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.7 No Default.

Except as set forth in Schedule 3.7, No Default or Event of Default has occurred and is continuing and neither the Borrower nor any Subsidiary is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business, including those identified in Schedule 3.23.

3.8 Ownership of Property; Liens.

Except as set forth in Schedule 3.8, each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property. None of that property is subject to any Lien other than Permitted Liens. Where applicable, the Liens described in Schedule 3.8 correctly refer to the credit or other agreements and instruments identified in Schedule 3.23 that are secured by the relevant Liens.

3.9 Intellectual Property.

Each of the Borrower and its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how, processes, logos and insignia (the "Intellectual Property") necessary for the conduct of its business as currently conducted except for any case in which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. There is no pending claim asserted by any Person that challenges or questions the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, which could reasonably be expected to have a Material Adverse Effect, nor does the Borrower or any consolidated Subsidiary know of any valid basis for any such claim. The use of Intellectual Property by the Borrower or any Subsidiary does not infringe on the rights of any Person, except for such infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.10 [Reserved.]

3.11 Taxes.

Except as set forth in Schedule 3.11, each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or that Subsidiary (or, where applicable, in conformity with SAP), as the case may be). No tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge. Neither the Borrower nor any Subsidiary has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

3.12 Federal Margin Regulations

(a) . No part of the proceeds of any Loan will be used for "purchasing" or "carrying" or extending credit for the purpose of purchasing or carrying any "margin stock," as those terms are used under Regulation U, except in compliance with applicable law and regulations. If any Lender or the Administrative Agent so requests, the Borrower will furnish to the Administrative Agent, for itself, any relevant Lenders and the Arranger a statement to the foregoing effect in conformity with the requirements of an applicable form referred to in Regulation U.

3.13 ERISA.

Neither  the  Borrower  nor  any  Subsidiary  maintains,  contributes  to or has material obligation with respect to, any welfare plan (as defined in Section(3)(1) of ERISA) which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits. Each Plan has complied and is in compliance in all respects with the applicable provisions of ERISA and the Code except where failure of compliance could not reasonably be expected to have a Material Adverse Effect. There has not been any breach by the Borrower or any Subsidiary of any of the responsibilities, obligations or duties imposed on it by ERISA, the Code, or regulations promulgated thereunder which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary nor any fiduciary of any Plan who is an officer or an employee of the Borrower or any Subsidiary has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Code with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. With respect to any employee benefit plan (as defined in Section 3(3) of ERISA) currently or formerly maintained or contributed to by any Commonly Controlled Entity, no liability exists and no event has occurred which could subject the Borrower or any Subsidiary to any liability which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 3.13, none of the Borrower or any Subsidiary has any liability, direct or indirect, contingent or otherwise, under Section 4201 or 4204 or 4212(c) of ERISA which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has any outstanding liability in respect of (i) a failure to make a required contribution or payment to a Multiemployer Plan or (ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from such a Plan, which in either case could reasonably be expected to have a Material Adverse Effect.

3.14 Holding Company; Investment Company Act; Other Regulations.
     ------- -------- ---------- ------- ---- ----- ------------

Neither the Borrower nor any of the Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or except as described in Schedule 3.14, subject to regulation under any Federal or state statute, regulation, decree or order which limits its ability to incur Indebtedness or conditions its ability to do so upon any act, approval or consent of any Governmental Authority.

3.15  Purpose of Loans.

The proceeds of the Loans will be used solely (a) to purchase one or more surplus notes, in form and substance acceptable to the Lenders, from FLICA as the issuer of the relevant surplus note or notes, in a transaction in form and substance acceptable to the Lenders at the time, unless the Borrower is unable at the time to make the purchase without approval of an Insurance Regulatory Authority and, with the consent of the Lenders, has not sought or has been unable to obtain that approval, or (b) to make a capital contribution to FLICA, if the Lenders are at the time satisfied with arrangements for use by FLICA in compliance with the requirements of Section 5.16.

3.16     Environmental Matters

(a) . (a) The facilities and properties owned, leased or operated by the Borrower and its Subsidiaries (referred to in this Section as the "Properties") and all operations at the Properties are in compliance in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower and its Subsidiaries (referred to in this Section as the "Business") which could reasonably be expected to have a Material Adverse Effect.

(b) Neither the Borrower nor any Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Borrower or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened, in each case which could reasonably be expected to have a Material Adverse Effect.

(c) There has been no release or threat of release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with any of the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to have a Material Adverse Effect.

3.17 Insurance; Reinsurance Agreements

(a) . (a) Except as set forth in Schedule 3.17(a), all policies of insurance of any kind or nature maintained by or issued to the Borrower or any Subsidiary, including, without limitation, policies of life, fire, theft, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, are in full force and effect in all material respects and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of similar size and character.

(b) Each Reinsurance Agreement is in full force and effect. None of the Insurance Subsidiaries and no other party to any Reinsurance Agreement is in breach of or default under any Reinsurance Agreement, other than breaches or defaults that are being contested in good faith and by proper proceedings, in the case of any alleged breach or default by any Insurance Subsidiary. The Borrower and the Insurance Subsidiaries have no reason to believe that the financial condition of any party to any Reinsurance Agreement other than an Insurance Subsidiary is impaired such that a default thereunder by that party could reasonably be anticipated. Each Reinsurance Agreement is qualified under all applicable Requirements of Law to receive the statutory credit assigned to that Reinsurance Agreement in the relevant Annual Statement or Quarterly Statement at the time prepared, except where the failure to receive the relevant statutory credit is not reasonably likely to have a Material Adverse Effect. There are no reinsurance contracts or arrangements entered into by an Insurance Subsidiary in which an Insurance Subsidiary has ceded risk to any other Person which are material, individually or in the aggregate, to the Borrower and the Subsidiaries taken as a whole, except as identified in Schedule 3.17(b).

3.18 Accuracy and Completeness of Information.
     -------- --- ------------ -- ------------

All information, reports and other papers and data (other than projections) with respect to the Borrower or any consolidated Subsidiary, or, to the knowledge of the Borrower, any Subsidiary furnished to the Lenders by the Borrower, or on behalf of the Borrower, in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents were, at the time furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to correct any material misstatement or omission. All projections with respect to the Borrower or any consolidated Subsidiary, or, to the knowledge of the Borrower, any Subsidiary, furnished by the Borrower, in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents were prepared and presented in good faith by the Borrower based upon facts and assumptions that the Borrower believed to be reasonable in light of current and foreseeable conditions, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and that no assurance can be given that the financial results set forth in those projections will actually be realized. There is no fact known to the Borrower or any of its Subsidiaries which has a Material Adverse Effect and has not been disclosed to the Administrative Agent and the Lenders.

3.19 Leaseholds, Permits, etc.

The Borrower possesses or has the right to use, all leaseholds, easements, franchises and permits and all authorizations and other rights which are material to and necessary for the conduct of its business. All the foregoing are in full force and effect, and each of the Borrower and the Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others, except for such noncompliance with the foregoing which could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such leasehold, easement, franchise, license or other right which, when considered with any other revocation or termination could reasonably be expected to have a Material Adverse Effect.

3.20 No Restrictive Covenants.

Excepts as disclosed in Schedule 3.20, no Subsidiary of the Borrower is party to, or otherwise bound by, and the Borrower is not party to, any agreement or other arrangement that prohibits any Subsidiary, or requires the Borrower to prevent a Subsidiary, from making any payments, directly or indirectly, to the Borrower or to any other Subsidiary, by way of dividends, advances, repayment of loans or advances, reimbursements of management or other intercompany charges, expenses and accruals or other returns on investment, or any other agreement or arrangement that restricts the ability of that Subsidiary to make any payment, directly or indirectly, to the Borrower or another Subsidiary, other than prohibitions and restrictions proscribed by law or permitted to exist under
Section 6.12.

3.21 Solvency.

The Borrower is solvent, is able to pay its debts as they mature, owns property with fair saleable value greater than the amount required to pay its debts and, after giving effect to the making of Loans in an aggregate amount equal to the Total Commitment, will have capital sufficient to carry on its business as currently constituted and proposed.

3.22 Subsidiaries.

Schedule 3.22 correctly sets forth the names of all Subsidiaries of the Borrower, identifies those that are Insurance Subsidiaries, and sets forth all outstanding shares of Capital Stock or other units of equity or other ownership interests of each Subsidiary, and the number of those shares or units owned by the Borrower, directly or indirectly. All such shares and other units are duly authorized, validly issued, fully paid, nonassessable and were issued in compliance with all Requirements of Law. Except as disclosed in Schedule 3.22, the Borrower is the owner of record and beneficial owner of all of the Capital Stock and other such interests of the Subsidiaries either directly or through another Subsidiary indicated in that Schedule, free and clear of Liens and, except as disclosed in Schedule 3.22, free of all other restrictions other than those imposed upon the sale of stock of the Insurance Subsidiaries by an applicable Insurance Regulatory Authority. Except as disclosed in Schedule 3.22, there are no outstanding options, warrants or other rights to purchase Capital Stock or other ownership interests of any Subsidiary. Except for any Subsidiary identified in Schedule 3.22, each Subsidiary is a corporation or a limited liability company and none of the Subsidiaries is a partner in any partnership.

3.23 Credit Arrangements.

Schedule 3.23 is a complete and correct list, as of the date of this Agreement, of all credit agreements, indentures, Guaranties, Capital Leases, mortgages and other material instruments, agreements and arrangements (including those contemplating the issuance of letters of credit or acceptance financing) in respect of which the Borrower or any of the Subsidiaries is in any manner directly or contingently obligated, other than trade payables in the ordinary course of business. Schedule 3.23 correctly and completely sets forth the maximum principal or face amounts of the credit that in each case is outstanding and can be outstanding, as of the date of this Agreement, and describes all Liens created or given or agreed to be created or given as security therefor.

3.24 Pledge Agreement.

The provisions of the Pledge Agreement are effective to create in favor of the Administrative Agent for the ratable benefit of the Lenders and for the benefit of the Administrative Agent itself, to the extent there provided, a legal, valid and enforceable security interest in all right, title and interest of the Borrower in the "Pledged Collateral" described therein. When certificates representing the Pledged Stock and Pledged Notes (each as defined in the Pledge Agreement) are delivered to the Administrative Agent, together with stock powers or another instrument of assignment endorsed in blank by a duly authorized officer of the Borrower, the Pledge Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower in that Pledged Stock or Pledged Note pursuant to the Pledge Agreement.


                        ARTICLE 4. CONDITIONS PRECEDENT

4.1 Conditions to Initial Loans.

The agreement of each Lender to make the Loan requested to be made by it on the Closing Date or, if no Loan is made on that date, on the first Borrowing Date thereafter, is subject to the satisfaction, immediately prior to or concurrently with the making of those Loans, of the following conditions precedent:

     (a) Loan Documents. The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent, executed and delivered by a duly authorized Responsible Officer of the Borrower or, in the case of the items identified in subparagraphs (iv) and (v), by a duly authorized Responsible Officer of each of the Borrower's Subsidiaries identified in the Guaranty and Security Agreement as a Debtor:

     (i) this Agreement (in sufficient counterparts for each of the Lenders and the Administrative Agent);

     (ii) the Pledge Agreement (in the same number of counterparts);

     (iii)the certificates representing the shares of the Pledged Stock referred to therein which are owned by the Borrower on the Closing Date (together with stock transfer powers endorsed in blank), to the extent no further authorizations, consents or approvals of any Insurance Regulatory Authority are required for the pledge and delivery of those Shares on the Closing Date;

     (iv) the Guaranty and Security Agreement (in sufficient counterparts for each of the Lenders and the Administrative Agent);

     (v) each of the Financing Statements and other documents to be delivered to the Administrative Agent pursuant to Section 5 of the Guaranty and Security Agreement; and

     (vi) the Note and PIK Interest Note for each Lender.

     (b) Corporate  Proceedings  of the Borrower and Certain  Subsidiaries.  The
     --- ---------  -----------  -- --- -------- --- -------  ------------
Administrative Agent shall have received with a counterpart for each Lender, a copy of each of the following:

     (i)  the resolutions of the Board of Directors of the Borrower  authorizing
          (A) the execution, delivery and performance of this Agreement, the Notes, the Pledge Agreement and the other Loan Documents to which it is a party, and (B) the borrowings contemplated hereunder and the creation of the Lien provided for in the Pledge Agreement in connection herewith and therewith; and

     (ii) the resolutions of the respective Boards of Directors of each of the Borrower's Subsidiaries which is a party to the Guaranty and Security Agreement authorizing (A) the execution and delivery by that Subsidiary of the Guaranty and Security Agreement and the other Loan Documents to be executed and delivered by it thereunder and performance of its Obligations thereunder, and (B) the creation of the Lien provided for in the Guaranty and Security Agreement in respect of the property and assets of the Subsidiary identified therein as Collateral.

These resolutions shall be in form and substance satisfactory to the Administrative Agent and delivered with a certificate of the Borrower or the relevant Subsidiary, executed by the Secretary or an Assistant Secretary of the Borrower or the relevant Subsidiary, to the effect that, as of the Closing Date, the resolutions have not been amended, modified, revoked or rescinded. The Administrative Agent also shall have received, with a counterpart for each Lender, a certificate of the Borrower and each such Subsidiary, dated the Closing Date, executed by a Responsible Officer of the Borrower or the relevant Subsidiary and satisfactory in form and substance to the Administrative Agent, as to the incumbency and signature of the officers of the Borrower or the relevant Subsidiary executing any Loan Document.

     (c) Corporate Documents; Good Standing. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of (i) the charter documents of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower, (ii) a certificate as of a recent date of good standing of each of the Borrower and its Subsidiaries under the laws of its jurisdiction of organization, from the Secretary of State or a comparable Governmental Authority of that jurisdiction and (iii) for each of the Insurance Subsidiaries, a certificate of compliance as of a recent date, from the relevant Insurance Regulatory Authority of the jurisdiction in which that Subsidiary is domiciled and any other jurisdiction in which that Subsidiary is reasonably likely to be commercially domiciled, as defined under the laws and regulations of that jurisdiction, other than a jurisdiction identified in Section 3.6(b) in which that Subsidiary is not permitted to engage in further insurance underwriting.

     (d) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Schedule 3.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent, subject to the following. If any consent or authorization of the creation of the Lien contemplated in the Pledge Agreement is required and has not yet been obtained from any Insurance Regulatory Authority, the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower evidencing the steps taken to obtain that consent or authorization and certifying as to the status of and expected completion date for the approval process, along with any conditions that may be imposed in connection therewith, as described to the Borrower by the relevant Insurance Regulatory Authority.

     (e) Intercreditor Agreement. The Administrative Agent shall have received the Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by a duly authorized Responsible Officer of (i) the Borrower, (ii) the Borrower and each of its Subsidiaries that is a party to the Guaranty and Security Agreement, and (iii) LaSalle Bank National Association.

     (f) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender and the Administrative Agent, the executed legal opinions of counsel to the Borrower and each of its Subsidiaries that is a party to the Guaranty and Security Agreement, in form and substance satisfactory to the Administrative Agent.

     (g) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a closing certificate of each of the Borrower and each of its Subsidiaries that is a party to the Guaranty and Security Agreement, dated as of the Closing Date, substantially in the form of Exhibit C.

     (h) Insurance and Insurance  Subsidiary Matters.  The Administrative  Agent
     --- --------- --- ---------  ---------- -------
shall have received evidence satisfactory to it of the existence of the insurance required hereunder.

     (i) Financial Information. The Administrative Agent shall have received, with a copy for each Lender, a copy of each of the financial statements, projections and the like referred to in Section 3.1, in form and substance satisfactory to the Administrative Agent.

     (j) Compliance Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Compliance Certificate, substantially in the form set forth in Exhibit E, executed by a chief financial officer or treasurer of the Borrower, dated as of the Closing Date and satisfactory in form and substance to the Administrative Agent.

     (k) No Material Adverse Effect. Since December 31, 2000, there shall have been no development or event which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect other than those identified in
Schedule 3.2.

     (l) Waivers. The Administrative Agent shall have received evidence, satisfactory in form and substance to it, that any existing defaults or events of default or other breaches by the Borrower or any Subsidiary under any of the agreements or instruments referred to in Schedule 3.23, as described by the Borrower in Schedule 3.7, have been waived, that the waivers remain in effect on the Closing Date and that the terms of the waivers are such that they will remain in effect subject only to conditions that are satisfactory to the Lenders.

4.2      Conditions to Each Loan.
         -----------------------

The agreement of each Lender to make any Loan is subject to the satisfaction of the following additional conditions precedent:

     (a) Representations and Warranties. Each of the representations and warranties made by each of the Borrower and each of its Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the relevant Borrowing Date as if made on and as of such date (both before and after giving effect to the proposed Loan).

     (b) No Default.  No Default or Event of Default  shall have occurred and be
     --- -- -------
continuing on the relevant Borrowing Date or after giving effect to the proposed Loans.

     (c) No Material Adverse Effect. Since the date of the last borrowing under this Agreement, no event shall have occurred and no circumstance shall have arisen that could reasonably be expected to have a Material Adverse Effect.

     (d)  Aggregate  Amount.  Immediately  before and  immediately  after giving
     ---  ---------  ------
effect to the relevant Loans, the aggregate outstanding principal amount of the Loans will not exceed the Total Commitment.

     (e) Use of Proceeds. The Lenders shall be satisfied that the proceeds of the relevant Loans are being applied strictly in accordance with Section 3.15 and Section 5.16.

     (f) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this
Agreement, the Security Documents and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of each such agreement and document and the transactions contemplated hereby or thereby as it shall reasonably request.

     (g) Statutory Surplus.
     --- --------- -------

     (h) In the case of each borrowing after the first, the statutory surplus of the Insurance Subsidiaries shall be sufficient to enable each of the Insurance Subsidiaries to continue underwriting at least such further insurance business as it is permitted to underwrite after giving effect to the capital contribution made with the proceeds of the Loans made on the initial Borrowing Date.

4.3 Representation.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the relevant Borrowing Date that (a) the statements in any document delivered by the Borrower in connection with that borrowing are true and correct in all material respects, (b) after due inquiry, it has no reason to believe that any of the statements made by any Subsidiary in the Guaranty and Security Agreement or any other Loan Document is not true and correct in all material respects, and (c) the applicable conditions contained in this Article 4 have been satisfied.

                        ARTICLE 5. AFFIRMATIVE COVENANTS

So long as any of the Commitments remains in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:

5.1 Financial Statements.

     Furnish to each Lender:

     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower (or such earlier date as the Borrower's Form 10-K is filed with the SEC), copies of (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of that year and (ii) the related consolidated and consolidating statements of operations and consolidated statements of stockholders' equity and cash flows of the Borrower and the Subsidiaries for that year, setting forth in each case in comparative form the figures as of the end of and for the previous year, in each case prepared in accordance with GAAP, all in reasonable detail and accompanied by an opinion of PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP (except for changes in application in which those accountants concur) and present fairly in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of the end of that fiscal year and the results of its operations for the fiscal year then ended, and that the examination by those accountants in connection with these financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; provided that the submission of the Borrower's report on Form 10-K shall satisfy the foregoing requirements;

     (b) as soon as available, but in any event within 150 days after the end of each fiscal year of each Insurance Subsidiary (or such earlier date as filed with the applicable Insurance Regulatory Authority), a copy of the audited SAP financial statements for each Insurance Subsidiary, in each case setting forth in comparative form the figures for the preceding fiscal year, prepared in accordance with SAP, all in reasonable detail and accompanied by an opinion of PricewaterhouseCoopers or another firm of independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent, to the effect that the financial statements have been prepared in accordance with SAP (except for changes in application in which those accountants concur) and fairly present in all material respects in accordance with SAP the financial condition of that Insurance Subsidiary as of the end of that fiscal year and the results of its operations for the fiscal year then ended, and that the examination by those accountants in connection with those financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; provided that the submission of the Annual Statement for that Insurance Subsidiary as filed with the applicable Insurance Regulatory Authority shall satisfy the foregoing requirements;

     (c) as soon as available, but in any event not later than 60 days after the end of each fiscal quarter of each fiscal year of the Borrower (or such earlier date as the Borrower's Form 10-Q for that quarter is filed with the SEC), a copy of the unaudited consolidated balance sheet of the Borrower and the Subsidiaries as at the end of that quarter and the related unaudited consolidated statements of operations and statements of shareholders' equity and cash flows of the Borrower and the Subsidiaries for that quarter and the portion of the fiscal year through the end of that quarter and setting forth the actual figures for the corresponding date or period in the previous year, certified by the chief financial officer or treasurer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided that the submission of the Borrower's report on Form 10-Q shall satisfy the foregoing requirements;

     (d) as soon as available, but in any event not later than 60 days after the end of each fiscal quarter of each fiscal year of each Insurance Subsidiary (or such earlier date as filed with the applicable Insurance Regulatory Authority), a copy of the unaudited balance sheet of that Insurance Subsidiary as at the end of that quarter and the related unaudited statements of income, retained earnings and cash flows of that Insurance Subsidiary for that quarter and the portion of the fiscal year through the end of that quarter and setting forth the actual figures for the corresponding date or period in the previous year, all prepared in accordance with SAP and certified by the chief financial officer or treasurer of that Insurance Subsidiary as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided that the submission of the Quarterly Statement for that Insurance Subsidiary as filed with the applicable Insurance Regulatory Authority shall satisfy the foregoing requirements;

All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP or, as applicable, SAP, applied consistently throughout the periods reflected therein and with prior periods (except as approved by the relevant accountants or officer, as the case may be, and disclosed therein).

5.2 Certificates; Other Information.

     Furnish to each Lender:

     (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) or Section 5.1(b), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

     (b) concurrently with the delivery of the financial statements referred to in Section 5.1, a compliance certificate substantially in the form set forth in Exhibit E of the chief financial officer or treasurer of the Borrower (the
"Compliance Certificate"), in form and substance satisfactory to the Administrative Agent, showing compliance by the Borrower and the Subsidiaries with the covenants contained in Section 6.1;

     (c) promptly after the sending or filing thereof, and in any event within five days after the filing thereof, copies of all reports that the Borrower sends to any of its stockholders, and copies of all registration statements, reports on Form 10-K, Form 10-Q or Form 8-K (or, in each case, any successor form) and other material reports that the Borrower or any Subsidiary files with the SEC or any successor or analogous Governmental Authority or that any Insurance Subsidiary files with any Insurance Regulatory Authority (other than public offerings of securities under employee benefit plans or dividend reinvestment plans);

     (d) as soon as available and, in any event by April 30 of each fiscal year of each Insurance Subsidiary (or such earlier date as filed with the applicable Insurance Regulatory Authority), statements showing the RBC Ratio and IRIS Ratios for each Insurance Subsidiary as of the immediately prior fiscal year end;

     (e) at the times specified in Exhibit H, the reports and other information there specified (or reports of the Borrower containing the same information in such other form as at the time is used by the Borrower and reasonably satisfactory to the Administrative Agent), certified by a Responsible Officer to be true and correct as of the dates there specified, and promptly after request, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request;

     (f) promptly after receipt, a copy of any report or management letter relating to internal financial controls and procedures delivered to the Borrower or any Subsidiary by any independent firm of public accountants in connection with the examination of the financial statements of the Borrower or any Subsidiary;

     (g) promptly and in event within five days after any Responsible Officer of the Borrower or, where applicable, any Insurance Subsidiary learns of the facts, notice of the following, setting forth in reasonable detail the underlying facts and circumstances and the action that the Borrower or, if applicable, an Insurance Subsidiary has taken or proposes to take in connection with the facts and circumstances:

     (i) the receipt by the Borrower or any Insurance Subsidiary from any Governmental Authority or Insurance Regulatory Authority of written notice asserting any failure of compliance with any applicable Requirement of Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or that threatens the taking of any action against the Borrower or any Subsidiary or sets forth circumstances that, if taken or adversely determined, would be reasonably likely to have a Material Adverse Effect; or

     (ii) the receipt by the Borrower or any Insurance Subsidiary from any Governmental Authority or Insurance Regulatory Authority of a notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of any Subsidiary, if the relevant action would be reasonably likely to have a Material Adverse Effect;

     (iii)the occurrence of any actual changes in any insurance statute or regulation governing the investment or dividend practices of any Insurance Subsidiary that would be reasonably likely to have a Material Adverse Effect;

     (iv) the occurrence of any material amendment or modification (other than expiration) of any Reinsurance Agreement (whether entered into before or after the date of this Agreement), including any such agreements that are in a runoff mode on the date of this Agreement, if the amendment or modification would be reasonably likely to have a Material Adverse Effect;

     (v) the receipt by any Insurance Subsidiary of any written notice of denial of coverage or claim, litigation or arbitration with respect to any Reinsurance Agreement to which it is a ceding party, if the circumstances would be reasonably likely to have a Material Adverse Effect;

     (vi) any other matter or event that has, or would be reasonably likely to have, a Material Adverse Effect.

5.3 Payment of Obligations.

Pay, discharge or otherwise satisfy, and cause each Subsidiary to pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all taxes, fees or other charges imposed on it or on any of its properties by any Governmental Authority and all its other material obligations of whatever nature, except, in each case, where the amount or validity thereof is currently being diligently contested in good faith and reserves in conformity with GAAP or, if applicable, SAP, with respect thereto have been provided on the books of the Borrower or the relevant Subsidiary, as the case may be.

5.4 Maintenance of Existence.

Continue and cause each Subsidiary to continue to engage only in a business of the same type as is conducted by it on the date of this Agreement; and renew and keep in full force and effect, and cause each Subsidiary to renew and keep in full force and effect, its corporate existence, and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent such failure to maintain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance.

Keep and cause each Subsidiary to keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear, and casualties, excepted), maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and furnish to each Lender, upon request, full information as to the insurance carried including certified copies of policies and certificates of insurance from a recognized insurance broker.

5.6 Inspection of Property; Books and Records; Discussions.
    ---------- -- --------- ----- --- -------- ------------

Keep and cause each Subsidiary to keep proper books of records and account, in which full, true and correct entries in conformity with GAAP (or, where applicable, in conformity with SAP) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit, and cause each Subsidiary to permit, after reasonable notice, representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and each Subsidiary with officers and employees of the Borrower and that Subsidiary and with their independent certified public accountants so long as such actions do not materially interfere with the operations of the Borrower or any of its Subsidiaries.

5.7      Other Notices

     (a) . (a) Promptly after the Borrower or any Subsidiary knows and, in any event, within 5 days after the Borrower or the relevant Subsidiary knows with respect to any notice under clause (i) or within 10 days with respect to any other notice under this Section 5.7(a), give notice to the Administrative Agent and each Lender of:

     (i)  the occurrence of any Default or Event of Default;

     (ii) any (A) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary, or (B) litigation, investigation or proceeding which may exist at any time between the Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (iii)any litigation, investigation or proceeding of the type referred to in Section 3.6(b);

     (iv) any material labor dispute to which the Borrower or any Subsidiary may become a party and which involves any group of employees, any strikes or walkouts relating to any of its facilities and the expiration or termination of any labor contract to which the Borrower or a Subsidiary is a party or by which the Borrower or a Subsidiary is bound, if the dispute could reasonably be expected to materially disrupt the operations of the Borrower or a Subsidiary;

     (v) any Reportable Event or Prohibited Transaction that the Borrower or any Subsidiary knows or has reason to know has occurred with respect to any Plan, or receipt by the Borrower or any Subsidiary of notice that the PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary has taken or proposes to take with respect thereto. For the purposes of this Section 5.7(a), the Borrower shall be deemed to have knowledge when any officer of the Borrower charged with responsibility for any matter that is the subject of such notice requirement knows that such notice was required.

5.8 Environmental Laws

     (a) . (a) Comply and cause the Subsidiaries to comply in all material respects with all applicable Environmental Laws and obtain and comply and cause the Subsidiaries to obtain and comply in all material respects with and maintain and cause the Subsidiaries to maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

     (b) Conduct and complete and cause the Subsidiaries to conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

     (c) Defend, indemnify and hold harmless, and cause the Subsidiaries to defend, indemnify and hold harmless, the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the Business of any Subsidiary or the Properties (as defined in Section 3.16), or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

5.9 ERISA.

Establish, maintain and operate and cause each Subsidiary to establish, maintain and operate all Plans to comply in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.10 Use of Proceeds.

Use the proceeds of each Loan solely for the purposes specified in Section 3.15.

5.11 Margin Stock.

Not permit the aggregate value of margin stock (as defined in Regulation U) at any time owned or held by the Borrower or any Subsidiary to exceed an amount equal to 25% of the value of all consolidated assets subject at such time to any "arrangement" (as such term is used in the definition of "indirectly secured" in Section 221.2 of Regulation U).

5.12 Maintain Ownership of Insurance Businesses.

Maintain direct or indirect ownership of all of the issued and outstanding Capital Stock of each Insurance Subsidiary.

5.13 Fees.

(a) On the earlier of the Maturity Date and the date on which a Change in Control occurs, pay to the Administrative Agent for distribution by it among the Administrative Agent and the Lenders in such proportions as they shall separately have agreed a facility fee in the amount of $1,500,000.00.

For this purpose, "Change in Control" means the acquisition, directly or indirectly, beneficially or of record, by any Person or group (within the meaning given to that term in the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date of this Agreement) other than CSFBM or any of its Affiliates of shares representing more than 50% of the aggregate voting power for the election of directors of the issued and outstanding Capital Stock of the Borrower.

5.14 Pledge  Agreement.

Comply in a timely manner with all obligations of the Borrower under the Pledge Agreement, and cause each Subsidiary that issues a surplus note purchased with the proceeds of any Loan or identified in the Pledge Agreement as a Company, to deliver to the Administrative Agent an acknowledgment of and consent to the Pledge Agreement, executed by a Responsible Officer of that Subsidiary.

5.15 Relief From Automatic Stay in Bankruptcy

     (a) . (a) Upon the  occurrence  of an Event of Default  under  subparagraph
(g)(i), (ii), (iii) or (iv) of Section 7.1, deliver, and cause each of its Subsidiaries, to immediately, upon request therefor by the Administrative Agent, deliver to the Administrative Agent its written consent to the entry of an order modifying the automatic stay provided for under 11 U.S.C. Section 362(a) (including any similar or analogous provision under applicable state law, whether automatic or imposed by court order at the request of an Insurance Regulatory Authority or otherwise (the "Stay")) to the extent necessary to permit the Administrative Agent to exercise and enforce any and all rights and remedies that the Administrative Agent has under the Loan Documents and applicable law.

     (b) Not seek, apply for or cause, and not permit any Subsidiary to seek, apply for or cause, the entry of any order enjoining, staying or otherwise interfering with the exercise and enforcement of any of the Administrative Agent's rights or remedies under the Loan Documents and applicable law after the Stay shall have been modified under the circumstances contemplated under subparagraph (a) of this Section 5.15 or otherwise.

     (c) Acknowledge and cause each of its Subsidiaries to acknowledge the exigent circumstances surrounding the execution and delivery of the Loan Documents and the making of the Loans, that the inclusion of this Section 5.15 in this Agreement and provision of the relief contemplated hereby is a material inducement to the making of the Loans and that the occurrence of an Event of Default under subparagraph (g)(i), (ii), (iii) or (iv) of Section 7.1 of this Agreement would constitute "cause" within the meaning of the Stay as imposed under 11 U.S.C. Section 362(a).

5.16 Application of Capital Contributions.

Cause and permit FLICA or any other Insurance Subsidiary that receives a capital contribution made with the proceeds of any Loan to use the capital contribution solely for the purpose of preventing statutory surplus from ceasing to meet any applicable Requirements of Law which, if not met, could result in an event of a kind specified in Section 7.1(g)(iii).

5.17     [Reserved](a)
         ----------

5.18     [Reserved](a)
         ----------

                         ARTICLE 6. NEGATIVE COVENANTS

So long as the Commitments remain in effect, any Note remains outstanding and unpaid or any Obligation is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not:

6.1 Financial Covenants

     (a) . (a) Minimum Net Worth. Permit Consolidated GAAP Net Worth as of the last day of any fiscal quarter to be less than an amount equal to the sum of (i) $31,000,000 plus (ii) 50% of any cumulative positive Net Income of the Borrower and its Subsidiaries for each fiscal quarter following the fiscal quarter ended December 31, 2000 plus (c) deferred revenues as of the end of the most recent fiscal quarter.

     (b) Funded Debt. Permit the Funded Debt Ratio as of the last day of any fiscal quarter of the Borrower to exceed 0.65 to 1.0, determined on a consolidated basis for the Borrower and its Subsidiaries.

     (c) RBC Ratio. Permit the RBC Ratio of any Insurance Subsidiary other than National Financial Insurance Company or Pacific Casualty Company, Inc. to be less than 105% at any time. If, after the date of this Agreement, there is any change that affects any State's calculation or interpretation of the RBC Ratio,
(i) the Borrower and the Lenders will enter into good faith negotiations to amend this Agreement in such respects as are necessary to conform this paragraph as a measurement of the sufficiency of the risk-based capital of each Insurance Subsidiary to substantially the same measurement as was effective before that change and (ii) the Borrower will be deemed to be in compliance with this paragraph during period of 60 days beginning on the effective date of the change if and to the extent that it would have been in compliance with this paragraph if the change had not occurred and the calculation and interpretation of the RBC Ratio within the context of this paragraph were being determined on the basis of its calculation and interpretation as in effect immediately prior to the change.

     (d) Minimum Statutory Surplus of Insurance Subsidiaries. Permit the Statutory Capital and Surplus of any Insurance Subsidiary as of the last day of any fiscal quarter to be less than the Minimum Statutory Surplus Requirement for that Insurance Subsidiary, as specified in Exhibit G.

6.2 Limitation on Fundamental Changes.

Enter into or permit any Subsidiary to enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets, except that any Wholly Owned Subsidiary may be merged or consolidated with or into, or make such a transfer to, another Wholly Owned Subsidiary, or with or to the Borrower, if, as of the consummation of, and after giving effect to, the merger or consolidation, no Event of Default would occur and, in the case of a merger or consolidation or transfer involving the Borrower, the Borrower is the entity that survives the merger, consolidation or transfer.

6.3 Limitation on Transactions with Affiliates.

     Enter  into  or,  except  for any  transaction  provided  for in any of the
Receivables Financing Agreements identified in Schedule 6.3, permit any Subsidiary to enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or any other Person that owns 5% or more of the outstanding Capital Stock of the first Person, unless the transaction is (a) between or among the Borrower and one or more of its Wholly Owned Subsidiaries or between or among Wholly Owned Subsidiaries of the Borrower or (b) is on fair and reasonable terms that are at least as favorable to the Borrower and its Subsidiaries as would be obtained in a comparable arm's length transaction between unrelated Persons of equal bargaining power.

6.4  Limitation on Liens

     (a) . Except as contemplated in this Agreement and the Security Documents, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, except for the following (each of which is a "Permitted Lien"):

               (a) inchoate Liens for taxes, assessments or other governmental charges or levies or Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings, but only if adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as relevant, in conformity with GAAP;

               (b) Liens imposed by law in the nature of carriers', warehousemen's, mechanics', materialmen's or similar Liens arising, and securing obligations incurred, in the ordinary course of business which are not overdue for more than 45 days or which are being contested in good faith by appropriate proceedings, if appropriate reserves with respect thereto are maintained in accordance with GAAP;

               (c) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation (other than ERISA);

               (d) any attachment or judgment Lien arising in connection with court proceedings, but only if (1) the execution or other enforcement of the relevant Lien is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings and (2) the Lien (together with other Liens) has not given rise to an Event of Default under Section 7.1(h);

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and landlords' Liens which, in the aggregate and individually, do not materially detract from the value of the property subject thereto or materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the property subject thereto in the normal course of business;

               (f) Liens existing on the date hereof to the extent  disclosed in
          Schedule 3.8; and

               (g) the Liens created in and pursuant to the Security Documents.

6.5 Hedging Arrangements.

Enter into, or permit any Subsidiary to enter into, any Hedging Arrangement providing for the transfer or mitigation of interest rate risk relating to the Loans either generally or under specific contingencies, except on terms that are reasonably acceptable to the Lenders.

6.6 Limitation on Guaranties.

Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Guaranty except:

     (a) Guaranties existing on the date of this Agreement, to the extent identified in Schedule 6.6; and

     (b) Guaranties by the Borrower of Indebtedness and other obligations of its Subsidiaries, and by Subsidiaries of Indebtedness and other obligations of other Subsidiaries and the Borrower, in each case to the extent that Indebtedness is permitted under this Agreement.

6.7 Limitation on Sale of Assets.

Convey, sell, lease, assign, transfer or otherwise dispose of, or, except for a transaction of a kind described in Schedule 6.7, permit any Subsidiary to convey, sell, lease, assign, transfer or otherwise dispose of any of, its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired except for (a) the sale or other disposition of any property that, in the reasonable judgment of the Borrower, has become uneconomic, obsolete or worn out, and which is disposed of in the ordinary course of business; and (b) reinsurance, sales of inventory and receivables made in the ordinary course of business.

6.8 Limitation on Investments, Loans and Advances.

Make any advances or permit any Subsidiary to make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person except for (a) the Permitted Investments, (b) a transaction of a kind described in Schedule 6.7, or (c) an investment permitted by section 6.5 ("Investment Grade Assets") of the Guaranty Agreement identified as item 1 of Schedule 6.6 as amended through and including the date of this Agreement.

6.9  Limitations  Relating  to  Stock  of  Subsidiaries,   Dividends  and  Stock
Repurchases.

     Except as contemplated in this Agreement:

     (a) transfer, convey, sell or otherwise dispose of any shares of Capital Stock of any Insurance Subsidiary or permit any Insurance Subsidiary to issue any additional shares of its capital stock to any Person other than the Borrower or any Subsidiary; or

     (b) permit any Subsidiary to declare any dividends on any shares of any class of Capital Stock or to make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (all of the foregoing being referred to herein as "Restricted Payments"); except that: (i) Subsidiaries may pay dividends directly or indirectly to the Borrower or to Wholly Owned Subsidiaries of the Borrower; (ii) Subsidiaries may pay dividends directly or indirectly to the Borrower or other Subsidiaries and each other owner of an equity interest in such Subsidiary on a pro rata basis based on their relative ownership interests; and (iii) the Borrower may make Restricted Payments on or with respect to its Capital Stock so long as, after giving effect to those Restricted Payments, no Default or Event of Default shall have occurred and be continuing or shall result therefrom.

     (c) Except for any shares of Capital  Stock of a Subsidiary  identified  in
Schedule 3.8 as subject to a Lien that exists on the date of this Agreement and is a Permitted Lien, permit any Subsidiary to issue any shares of Capital Stock that are not "certificated securities" (as defined in ss. 8-102 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) and are not pledged to the Administrative Agent pursuant to the Pledge Agreement to the extent required hereunder or thereunder or (B) permit any Subsidiary to issue any shares of preferred stock.

6.10 Limitation on Indebtedness.

Create,  incur,  issue,  assume or suffer to exist,  or permit any Subsidiary to create,  incur,  issue,  assume  or  suffer  to  exist  or  permit  any  of  its
Subsidiaries to create, incur, issue, assume or suffer to exist, any Indebtedness or any Mandatory Redeemable Stock (as defined below) or preferred stock, except:

     (a) Indebtedness of the Borrower under this Agreement and under the Notes;

     (b) Indebtedness of the Borrower under the agreements and instruments listed in Schedule 3.23 in a maximum principal amount equal to the commitments of the lenders thereunder as in effect on the date of this Agreement, or (if applicable) increased to the extent specified as permitted in Schedule 3.23;

     (c) Indebtedness and Mandatory Redeemable Stock outstanding on the date of this Agreement and any additional shares of Series A preferred stock issuable as dividends in accordance with the terms of that Mandatory Redeemable Stock as in effect on the date of this Agreement; and

     (d) Surplus notes of an Insurance Subsidiary which are purchased by the Borrower with the proceeds of the Loans in accordance with this Agreement and pledged pursuant to the Pledge Agreement.

For this purpose, "Mandatory Redeemable Stock" means, with respect to any Person, any share of that Person's Capital Stock, to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon such Person or any of its assets, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any other Person or (C) upon the occurrence of a condition not solely within the control of that Person such as a redemption required to be made utilizing future earnings or (ii) convertible into Capital Stock which has the features set forth in clause (i).

6.11 Limitation on Capital Expenditures.

Make or permit any Subsidiary to make any Capital Expenditure, except as contemplated in Schedule 6.11.

6.12 Limitation on Negative Pledge Clauses; Payment Restrictions.

Enter into or suffer to exist, or permit any Subsidiary to enter into or suffer to exist, any agreement or other consensual encumbrance or restriction that (i) prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or (ii) prohibits or limits the ability of the Borrower or any of its Subsidiaries to make payments or dividends to or investments in the Borrower or any of its Subsidiaries, other than (a) this Agreement, (b) the agreements containing such restrictions that exist on the date of this Agreement, as identified in Schedule
3.20 or Schedule 3.23, (c) purchase money mortgages or Capital Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) or (d) any other Contractual Obligation which prohibits the assignment of that Contractual Obligation, or the property that is the subject of that Contractual Obligation (in which case, any prohibition or limitation shall only be effective against such Contractual Obligation or the property that is the subject of such Contractual Obligation).

6.13  Limitation on  Businesses.

Enter into or engage in any business, either directly or through any Subsidiary, except for businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the date hereof or other business activities reasonably incidental or related to any of the foregoing.

6.14 Limitation on Certain Prepayments and Amendments.

Make or permit any Subsidiary to make, any optional payment or prepayment on or redemption, defeasance or purchase of any Debt for Borrowed Money (other than with respect to (i) Indebtedness hereunder or under the Notes, (ii) Indebtedness under the Contractual Obligations identified in items 1-6 of Schedule 3.23, and
(iii) any Indebtedness to the extent that Indebtedness by the terms thereof would otherwise have become due and payable within three months of such payment, redemption, defeasance or purchase); or amend, modify or change, or consent to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness, other than any amendment, modification or change which would extend the maturity or reduce the amount of any payment or prepayment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or which would not be adverse to the Lenders.

                          ARTICLE 7. EVENTS OF DEFAULT

7.1 Events of Default.

     If any of the following events shall occur and be continuing:


     (a) The Borrower shall fail to pay any principal of any Loan or the fee payable pursuant to Section 5.13 when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

     (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) The Borrower shall default in the observance or performance of any agreements contained in Article 6 or in Section 5.4, Section 5.6, Section 5.7(a), Section 5.10, Section 5.12 or Section 5.16; or

     (d) The Borrower or any Subsidiary shall default in the observance or performance of any of its agreements contained any of the Security Documents or any of the Security Documents shall cease or fail for any reason to constitute a first priority Lien on any of the "Pledged Collateral" or "Collateral" referred to therein for any reason other than the inability of the Borrower, using its best efforts, to obtain any authorization from an Insurance Regulatory Authority that is required to enable the Borrower to create or perfect the Lien contemplated in any of the Security Documents; or

     (e) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days; or

     (f) The Borrower or any Subsidiary shall (i) default in any payment (regardless of amount) of principal of or interest on any Indebtedness having an aggregate principal amount in excess of $20,000,000 (other than the Notes)
beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness is incurred or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due prior to its stated maturity; or (iii) any combination of defaults referred to in clauses (i) and (ii) of this paragraph in the aggregate involve Indebtedness in excess of $20,000,000; or

     (g) (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or un-bonded for a period of 60 days; or (iii) any Insurance Regulatory Authority applies for an order pursuant to any section of the applicable insurance code, directing the rehabilitation, conservation or liquidation of any Insurance Subsidiary, and any such application shall not be dismissed or otherwise terminated during a period of sixty (60) consecutive days, or a court of competent jurisdiction shall enter an order granting the relief sought; or (iv) any Insurance Regulatory Authority files a complaint or petition pursuant to any applicable insurance code seeking the dissolution of any Insurance Subsidiary, and any such complaint or petition is not dismissed or otherwise terminated for a period of sixty (60) consecutive days, or a court of competent jurisdiction shall order the dissolution of any Insurance Subsidiary; or, (v) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (vi) the Borrower or any Subsidiary shall take any action to authorize or approve of, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii),
(iii), (iv) or (v) above; or (vii) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (h) (i) Any Person shall engage in any Prohibited Transaction involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, any Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

     (i) One or more judgments or decrees shall be entered against the Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $5,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i), (ii), (iii) or (iv) of paragraph (g) above with respect to the Borrower or any Subsidiary, the Commitment shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                      ARTICLE 8. THE ADMINISTRATIVE AGENT

8.1 Appointment.

Each Lender hereby irrevocably designates and appoints CSFBM as Administrative Agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes CSFBM, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

8.2 Delegation of Duties.

The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely on the advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

8.3  Exculpatory  Provisions.

Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties, made by the Borrower or any officer or any of them contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for the value of any "Collateral" or "Pledged Collateral" under (and as defined in) the Guaranty and Security Agreement or the Pledge Agreement or any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Subsidiary.

8.4 Reliance by Administrative Agent .

The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

8.5 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or furnished to the Administrative Agent for the account of, or with a counterpart or copy for, each Lender, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.7 Indemnification.

The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the joint and several obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations hereunder.

8.8 Administrative Agent in Its Individual Capacity.

The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any Subsidiary as though the Administrative Agent were not an Administrative Agent hereunder and under the other Loan Documents. With respect to Loans made by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

8.9 Successor Administrative Agent .

The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall, with the consent of the Borrower (which consent shall not be unreasonably withheld and shall not be required if an Event of Default shall have occurred that is continuing) appoint a successor administrative agent, whereupon the successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative
Agent" shall mean that successor Administrative Agent effective upon its appointment and approval as provided above, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of that former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring or terminated Administrative Agent's resignation or termination, as the case may be, as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted by it while it was Administrative Agent under this Agreement and the other Loan Documents.

8.10 Intercreditor Agreement.

Each Lender hereby irrevocably instructs the Administrative Agent to enter into the Intercreditor Agreement on behalf of that Lender and to take and refrain from taking all actions provided for therein in accordance with the terms of that agreement. Each Lender confirms that it is bound by the terms of the Intercreditor Agreement, acknowledging that they provide for the subordination of such Lender's claims hereunder and under the other Loan Documents to certain claims of LaSalle Bank National Association identified in the Intercreditor Agreement.

                            ARTICLE 9. MISCELLANEOUS

9.1 Amendments and Waivers.

This Agreement, the Notes and the other Loan Documents may not be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into written amendments, supplements or modifications hereto with the Borrower for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder, (b) enter into written amendments, supplements or modifications to the Notes and the other Loan Documents with the Borrower for the purpose of adding provisions to the Notes or such other Loan Documents or changing in any manner the rights of the Lenders or the Borrower thereunder or (c) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification
(i) shall reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, in each case, without the consent of all the Lenders, or (ii) shall amend, modify or waive any provision of this Section, or vary any provision of this Agreement or any other Loan Document which specifically by its terms requires the approval or consent of all the Lenders or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, the Notes and the other Loan Documents, in each case, without the written consent of all the Lenders, or (iii) shall amend, modify or waive any provision of Article 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

9.2 Notice.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of telecopy notice, when received, addressed as follows or, if addressed to a Lender, to its address specified in Schedule I or, in any case, to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower:               Ascent Assurance, Inc.
                            110 W. 7th St., Suite 300
                            Fort Worth, TX 76102
                            Attention: President
                            Telecopy:  (817) 878-3672

The Administrative Agent:   Credit Suisse First Boston Management Corporation
                            277 Park Avenue, 11th Floor
                            New York, NY 10172
                            Attention: Mr. Alex Lagetko
                            Ms. Donna P. Alderman
                            Telecopy:  (212) 325-8290

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.3, Section 2.5, Section 2.8, Section 2.9,
Section 2.10 or Section 2.15 shall not be effective until received.

9.3 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties.

All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

9.5 Payment of Expenses and Taxes; Indemnification.

The Borrower shall (a) promptly upon written request, pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) pay or reimburse the Administrative Agent and each Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and each Lender, and (c) pay, indemnify and hold harmless the Administrative Agent and each Lender from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) pay, and indemnify and hold harmless the Administrative Agent and each Lender (including each of their respective parents, subsidiaries, officers, directors, employees, agents and affiliates) from and against, any and all other claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlements, expenses or disbursements of whatever kind or nature arising from, in connection with or with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents, or any other documents or the use of the proceeds of the Loans or any other purpose (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall not have any obligation hereunder to any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or that Lender. The agreements in this Section 9.5 shall survive repayment of the Obligations hereunder.

9.6 Successors and Assigns; Participations and Assignments

     (a) . (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Arranger, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. Each Participant shall be entitled to the benefits of Section 2.10 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time may assign to any Lender or any affiliate thereof with the consent of the Administrative Agent, or, with the consent of the Borrower (so long as no Event of Default shall have occurred which is continuing) and the Administrative Agent (which consent, in the case of either the Borrower or the Administrative Agent, shall not be unreasonably withheld), to another Person (an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes pursuant to a supplement substantially in the form of Exhibit D (a "Commitment Transfer Supplement"), executed by that Assignee, the assigning Lender and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, after giving effect to any such assignment, the assigning Lender shall have either (x) sold all its rights and obligations hereunder and under the Notes or (y) retained at least $1,000,000 of the aggregate Commitment. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Commitment Transfer Supplement, (1) the Assignee thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein and (2) the assigning Lender thereunder, to the extent provided in such Commitment Transfer Supplement, shall be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; provided that the provisions of Section 2.10, Section 2.11 and
Section 9.5 shall continue to benefit the assigning Lender to the extent required by such Sections).

     (d) The Administrative Agent shall maintain,  at its address referred to in
Section 9.2, a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of any Assignees and the Commitment of, and principal amount of the Loans owing to, any Assignees from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Administrative Agent may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a Commitment Transfer Supplement executed by the assigning Lender, an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent ) and the Borrower together with payment by the assigning Lender or by the Assignee to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Commitment Transfer Supplement and, on the effective date determined pursuant thereto, shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Commitment, assumed by such Assignee pursuant to such Commitment Transfer Supplement and, if the assigning Lender has retained a Commitment, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

     (f) The Borrower authorizes the Lenders to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, any and all financial information in the Lenders' possession concerning the Borrower and its Affiliates which has been delivered to the Administrative Agent or the Lenders by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided that each such Transferee and prospective Transferee agrees in writing to be bound by the provisions of Section 9.8.

     (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

9.7 Adjustments; Setoff

     (a) . (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right (without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law), upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise), to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.8 Confidentiality.

Each Lender agrees to exercise all reasonable efforts (consistent with its customary methods for keeping information confidential) to keep any information delivered or made available by the Borrower confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any Affiliate of such Lender or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) that has been publicly disclosed, (e) in connection with any litigation relating to the Loans, this Agreement or any transaction contemplated hereby to which any Lender or the Administrative Agent may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors, and (h) to any actual or proposed participant or assignee of all or any part of its Loans hereunder, if such other Person, prior to such disclosure, agrees, in writing, for the benefit of the Borrower to comply with the provisions of this Section 9.8.

9.9 Effectiveness.

This Agreement shall become effective on the date when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each Lender shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower.

9.10 Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and the Administrative Agent.

9.11 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.12 Integration.

This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof.

9.13 GOVERNING LAW.

THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

9.14 Submission To Jurisdiction; Waivers.

     The Borrower hereby irrevocably and unconditionally:


          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be, at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.15 Acknowledgments.

          Each of the parties hereby acknowledges that:


          (a) Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor;

          (b) the Arranger has no obligations under this Agreement or any of the other Loan Documents and has no fiduciary relationship with or duty to the Borrower, the Lenders or the Administrative Agent arising out of or in connection with this Agreement or any of the other Loan Documents; and the Arranger shall be entitled to the benefit of the provisions set forth in
     Section 8.3, Section 8.6 and Section 8.7 as if references in each such Section to the Administrative Agent were references to the Arranger; provided, however, that the extension of those benefits to the Arranger shall not be deemed to give rise to any implication that the Arranger has any obligations under this Agreement; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Administrative Agent, the Lenders and the Borrower.

9.16 Waivers of Jury Trial.

THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                        BORROWER:

                        ASCENT ASSURANCE, INC.

                        By: /s/Patrick J. Mitchell
                            Name: Patrick J. Mitchell
                            Title: Chairman



                        Account for Disbursement of Loans:




                        ADMINISTRATIVE AGENT AND ARRANGER:

                        CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION


                        By: /s/Donna P. Alderman

                              Name: Donna P. Alderman
                              Title: Director


                        By: /s/Donna P. Alderman

                              Name: Donna P. Alderman
                              Title: Director

                        LENDERS:

                        CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION


                        By: /s/Donna P. Alderman

                              Name: Donna P. Alderman
                              Title: Director

                                   SCHEDULE I

                    LENDING OFFICES OF LENDER AND COMMITMENTS









            Lenders and Addresses                             Commitments
                                                       Commitment     Commitment
                                                                      Percentage
Credit Suisse First Boston Management Corporation      $11,000,000       100%
277 Park Avenue, 11th Floor
New York, NY 10172

                                                                     EXHIBIT A-1
                                                                       TO CREDIT
                                                                       AGREEMENT

                                  FORM OF NOTE

$                 *                                           New York, New York
 ------------------                                              April ( ), 2001

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of _________________ (the "Lender"), the principal amount of _____________ DOLLARS ($____________) or such lesser aggregate principal amount of the Loans of the Lender that may be outstanding from time to time under the Credit Agreement referred to below, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

         Reference is made to the Agreement dated as of April 17, 2001 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Ascent Assurance, Inc., a Delaware corporation, as borrower, Credit Suisse First Boston Management Corporation, as Administrative Agent (in that capacity, the "Administrative Agent") and Arranger, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Credit Agreement. This is one of the Notes referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof, and the optional and mandatory prepayment in whole or in part hereof, upon the happening of certain stated events upon the terms and conditions therein specified.

         This Note is secured by Collateral and Pledged Collateral as more fully set forth in the Security Documents.

         The outstanding principal indebtedness evidenced by this Note shall be payable as provided in the Credit Agreement and in any event on the Maturity Date.

         Interest shall be payable hereunder on the outstanding daily unpaid principal amount of each Loan hereunder, and, to the extent permitted by applicable law, on any unpaid interest payable hereon, from the date that Loan is made or, in the case of interest, from the date it falls due, shall accrue at the rate of 12% per annum and shall be payable on the dates set forth in the Credit Agreement until each such amount of principal and interest is paid in full (both before and after judgment).

         The amount of each payment due hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 12:00 noon (New York City time) on the day the payment is due. All payments received after 12:00 noon (New York City time) on any particular Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America, provided however, that interest hereon may be paid in the form of PIK Interest Notes in the circumstances permitted in the Credit Agreement.

         The holder of this Note is authorized to record the date and amount of each Loan of the Lender and the date and amount of each payment or prepayment of principal thereof on the schedules annexed hereto and made a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided that the failure of the holder to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         The undersigned hereby promises to pay all reasonable costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements as contemplated in the Credit Agreement, whether or not an action is filed in connection therewith.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and (except to the extent expressly required in the Credit Agreement) any other notice or formality, to the fullest extent permitted by applicable laws.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                                    ASCENT ASSURANCE, INC.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                        Schedule
                                                                         to Note


                                    LOANS AND
                                    PAYMENTS


======================= ============================ ============================= ============================ ==============
         Date               Amount of Loan Made       Amount of Principal Repaid   Unpaid Amount of Principal     Notation
                                                              or Prepaid                                           Made by

----------------------- ---------------------------- ----------------------------- ---------------------------- --------------


----------------------- ---------------------------- ----------------------------- ---------------------------- --------------


----------------------- ---------------------------- ----------------------------- ---------------------------- --------------


----------------------- ---------------------------- ----------------------------- ---------------------------- --------------


----------------------- ---------------------------- ----------------------------- ---------------------------- --------------



======================= ============================ ============================= ============================ ==============

                                                                     EXHIBIT A-2
                                                                       TO CREDIT
                                                                       AGREEMENT



                            FORM OF PIK INTEREST NOTE


$*                                                            New York, New York
                                                                April [  ], 2001



         FOR VALUE RECEIVED, the undersigned promises to pay to the order of _________________ (the "Lender"), the principal amount of ($ ) or such lesser amount as equals the aggregate outstanding amount of PIK Interest (as defined in the Credit Agreement referred to below) that has been paid through its conversion to the principal amount of a Loan of the Lender pursuant to Section 2.6(d) of the Credit Agreement, payable as hereinafter set forth. The undersigned promises to pay interest on each amount of PIK Interest that remains unpaid from time to time from the date such amount of PIK Interest becomes principal as provided in Section 2.6(d) of the Credit Agreement (the "Increase Date" for such PIK Interest) until the date of payment in full, payable as hereinafter set forth.

         Reference is made to the Credit Agreement dated as of April 17, 2001 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Ascent Assurance, Inc., a Delaware corporation, as borrower, Credit Suisse First Boston Management Corporation, as Administrative Agent (in that capacity, the "Administrative Agent") and Arranger, and the Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Credit Agreement. This Note is one of the PIK Interest Notes and Notes referred to in the Credit Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof, and the optional and mandatory prepayment in whole or in part hereof, upon the happening of certain stated events upon the terms and conditions therein specified.

         This Note has been issued to evidence interest paid in kind under the Credit Agreement, and all amounts due hereunder shall be treated as additional amounts of principal due in respect of the Loans of the Lender.

         This Note is secured by Collateral and Pledged Collateral as more fully set forth in the Security Documents.

         The outstanding principal indebtedness evidenced by this Note shall be payable as provided in the Credit Agreement and in any event on the Maturity Date.

         Interest shall be payable hereunder on the outstanding daily unpaid principal amount hereof, and, to the extent permitted by applicable law, on any unpaid interest payable hereon, from the Increase Date for such PIK Interest, shall accrue at the rate of 12% per annum and shall be payable dates set forth in the Credit Agreement until each such amount of principal and interest is paid in full (both before and after judgment).

         The amount of each payment due hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Lender in immediately available funds not later than 12:00 noon (New York City time) on the day the payment is due. All payments received after 12:00 noon (New York City time) on any particular Business Day shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America, provided however, that interest hereon may be paid in the form of PIK Interest Notes in the circumstances permitted in the Credit Agreement.

         The holder of this Note is authorized to record the date and amount of each of its Loans consisting of PIK Interest added to the principal hereof and the date and amount of each payment or prepayment of principal thereof on the schedules annexed hereto and made a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided that the failure of the holder to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         The undersigned hereby promises to pay all reasonable costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements as contemplated in the Credit Agreement, whether or not an action is filed in connection therewith.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and (except to the extent expressly required in the Credit Agreement) any other notice or formality, to the fullest extent permitted by applicable laws.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

                                      ASCENT ASSURANCE, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                        Schedule
                                                                         to Note


                                    LOANS AND
                                    PAYMENTS


================= =========================== =========================== ====================== ==============
Date*               Amount of PIK Interest
                   Increase to Outstanding       Amount of Principal         Unpaid Amount of      Notation
                        Note Principal            Repaid or Prepaid             Principal           Made by
----------------- --------------------------- --------------------------- ---------------------- --------------


----------------- --------------------------- --------------------------- ---------------------- --------------


----------------- --------------------------- --------------------------- ---------------------- --------------


----------------- --------------------------- --------------------------- ---------------------- --------------


----------------- --------------------------- --------------------------- ---------------------- --------------

================= =========================== =========================== ====================== ==============

                                                                       EXHIBIT B
                                                                       TO CREDIT
                                                                       AGREEMENT



                           FORM OF NOTICE OF BORROWING

To: Credit Suisse First Boston Management Corporation, as Administrative Agent under the Credit Agreement dated as of April 17, 2001 among Ascent Assurance, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto, the Administrative Agent and the Arranger thereunder (as amended from time to time, the "Credit Agreement").

     Pursuant to Section 2.3 of the Credit Agreement, this Notice of Borrowing ("Notice") represents the request of Borrower to borrow on [ , ] (the "Borrowing Date")1 from the Lenders the principal amount of [$ ] in Loans to be used for the Borrower's [contribution of capital to] [purchase of surplus notes of] its Insurance Subsidiary, [name] (the "Subsidiary") as contemplated in the arrangements approved by the Lenders and the Administrative Agent on [ ]. Proceeds of such Loans are to be wire-transferred in accordance with the following wire instructions, which is the account of the Subsidiary to which the Borrower is required to deposit [that capital contribution] [the purchase price for those surplus notes]:




                  [The Commitment on the Borrowing Date is $ .]

     The undersigned hereby certifies that, as of the Borrowing Date, all the applicable conditions contained in [Sections 4.1 and 4.2]2 [Section 4.2]3 of the Credit Agreement have been satisfied (or waived pursuant to Section 9.1 of the Credit Agreement).

     Unless otherwise defined herein, terms defined in the Credit Agreement have the same meanings in this Notice.

Dated this ___ day of _______, ___.


                                        ASCENT ASSURANCE, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C
                                                                       TO CREDIT
                                                                       AGREEMENT



                           FORM OF CLOSING CERTIFICATE

                            [ASCENT ASSURANCE, INC.]
                         [NAME OF RELEVANT SUBSIDIARY]*


     Pursuant to Section 4.1(g) of the Credit Agreement dated as of April 17, 2001 among Ascent Assurance, Inc., a Delaware corporation, the several Lender parties thereto from time to time parties thereto, and Credit Suisse First Boston Management Corporation, as Administrative Agent and Arranger (the "Credit Agreement"), the undersigned (the "Company") hereby certifies as follows (using capitalized terms that are not otherwise defined herein with the meanings given to them in the Credit Agreement):

     1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party, or which are contained in any certificate, document or financial or other statement furnished by it pursuant to or in connection therewith or any such other document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof.

     2. The Company has received all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or Contractual Obligation of the Company in connection with the execution, delivery, performance, validity and enforceability of the Loan Documents to which it is a party except as expressly set forth in each document. Attached hereto are copies of all consents, authorizations and filings referred to in [ ]**, which consents, authorizations and filings are in full force and effect as of the date hereof.

     3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the making of the Loans on the date hereof.

     4. There are no liquidation or dissolution proceedings pending or, to the Borrower's knowledge, threatened against the Borrower, nor has any other event occurred affecting or threatening the existence of the Borrower.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his name.

                           [ASCENT ASSURANCE, INC.]

                           [NAME OF SUBSIDIARY]


                           By:
                                ---------------------------------------
                                Name:
                                Title:


Date:                      , 2001
      ---------------------

                                                                       EXHIBIT D
                                                                       TO CREDIT
                                                                       AGREEMENT


                     FORM OF COMMITMENT TRANSFER SUPPLEMENT

     COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of
Schedule I hereto, among the Transferor Lender identified in Item 2 of Schedule I hereto (the "Transferor Lender"), each Purchasing Lender identified in Item 3 of Schedule I hereto (each, a "Purchasing Lender"), and Credit Suisse First Boston Management Corporation, as Administrative Agent for the Lenders under the Credit Agreement described below (in such capacity, the "Administrative Agent ").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 9.6(c) of the Credit Agreement, dated as of April 17, 2001, among Ascent Assurance, Inc., a Delaware corporation (the "Borrower"), the Transferor Lender identified below and the other Lenders party thereto, Credit Suisse First Boston Management Corporation, as Administrative Agent and Arranger (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement");

     WHEREAS, each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) wishes to become a Lender party to the Credit Agreement; and

     WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender its rights, obligations and commitments under the Credit Agreement;

     NOW,  THEREFORE,   the  parties  hereto  hereby  agree  as  follows  (using
capitalized terms that are not otherwise defined herein with the meanings given to them in the Credit Agreement):

          1. Upon receipt by the Administrative Agent of (i) a counterpart of this Commitment Transfer Supplement, to which is attached a fully completed
     Schedule I and Schedule II, and which has been executed by the Transferor Lender, each Purchasing Lender and any other person required by the Credit Agreement to consent to the transfer evidenced by this Commitment Transfer Supplement, and (ii) the processing fee referred to in Section 9.6(e) of the Credit Agreement, the Administrative Agent will transmit to the Borrower, the Transferor Lender and each Purchasing Lender, a Transfer Effective Notice, substantially in the form of Schedule III to this Commitment Transfer Supplement (a "Transfer Effective Notice"). That Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice. From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Credit Agreement for all purposes thereof.

          2. At or before 12:00 noon, local time for the Transferor Lender on the Transfer Effective Date, each Purchasing Lender shall pay to the Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Lender and that Purchasing Lender (the "Purchase Price"), of the portion being purchased by that Purchasing Lender (that Purchasing Lender's "Purchased Percentage") of the outstanding Loans and other amounts owing to the Transferor Lender under the Credit Agreement and its Note(s). Effective upon receipt by the Transferor Lender of the Purchase Price from a Purchasing Lender, the Transferor Lender hereby irrevocably sells, assigns and transfers to that Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from the Transferor Lender, that Purchasing Lender's Purchased Percentage of the Commitments and the presently outstanding Loans and other amounts owing to the Transferor Lender under the Credit Agreement and its Note(s) together with all instruments, documents and collateral security pertaining thereto.

          3. The Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Lender to that Purchasing Lender of any fees heretofore received by the Transferor Lender pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to the Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Credit Agreement from and after the Transfer Effective Date.

          4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Lender pursuant to the Credit Agreement and its Note(s) shall, instead, be payable to or for the account of the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

          (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Lender from and after the Transfer Effective Date pursuant to the Credit Agreement and its Note(s) shall, instead, accrue for the account of, and be payable to, the Transferor Lender and the Purchasing Lenders, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, the Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by the Transferor Lender to that Purchasing Lender of the relevant amount upon receipt thereof from the Borrower.

          5. On or prior to the Transfer Effective Date, the Transferor Lender will deliver to the Administrative Agent its Note(s). On or prior to the Transfer Effective Date, the Borrower will deliver to the Administrative Agent a new Note or Notes of the Borrower for each Purchasing Lender and (if the Transferor Lender shall, after giving effect to the transfer effected by this Commitment Transfer Supplement, remain a Lender party to the Credit Agreement) the Transferor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their Commitments as adjusted pursuant to this Commitment Transfer Supplement. Each new Note shall be dated the Closing Date. Promptly after the Transfer Effective Date, the Administrative Agent will send to each of the Transferor Lender and the Purchasing Lender its new Note(s) and will send to the Borrower the superseded Note(s) of the Transferor Lender, marked "cancelled."

          6. Concurrently with the execution and delivery hereof, the Transferor Lender will provide to each Purchasing Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to that Transferor Lender on the Closing Date or any other Borrowing Date prior to the date of this Commitment Transfer Supplement in satisfaction of the conditions precedent set forth in the Credit Agreement.

          7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as that other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

          8. By executing and delivering this Commitment Transfer Supplement, the Transferor Lender and each Purchasing Lender confirm to and agree with each other and the Administrative Agent and the Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit
     Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the Note(s) or any other instrument or document furnished pursuant thereto; (ii) the Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, the Note(s), the Pledge Agreement or any other instrument or document furnished pursuant hereto;
     (iii) each Purchasing Lender confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 3.1 of the Credit Agreement, the financial statements delivered pursuant to Section 5.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon the Administrative Agent, the Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Lender appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 9.6 of the Credit Agreement; and (vi) each Purchasing Lender will perform in accordance with their terms all the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender.

          9. Schedule II hereto sets forth the revised Commitment and Commitment Percentage of the Transferor Lender and each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

          10. By executing and delivering this Commitment Transfer Supplement, each Purchasing Lender acknowledges that its claims on account of amounts payable in respect of the Loans under the Credit Agreement and the other Loan Documents are subordinate to the terms and conditions of the Intercreditor Agreement on the terms provided therein.

          11. THIS  COMMITMENT  TRANSFER  SUPPLEMENT  SHALL BE GOVERNED  BY, AND
     CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on
Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                                                     SCHEDULE I
                                                                  TO COMMITMENT
                                                                       TRANSFER
                                                                     SUPPLEMENT
                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT

Item 1            (Date of Commitment
                  Transfer Supplement):

Item 2            (Transferor Lender):

Item 3            (Purchasing Lender):

Item 4            (Signatures of Parties
                  to Commitment Transfer
                  Supplement):


                                                     ---------------------, as
                                                     Transferor Lender


                                                     By:
                                                        ---------------------
                                                        Name:
                                                        Title:



                                                     --------------------, as
                                                     Purchasing Lender


                                                     By:
                                                        ----------------------
                                                        Name:
                                                        Title:

The undersigned consents to the transfer hereunder in favor of the Purchasing Lender(s) specified herein:

ASCENT ASSURANCE, INC.,
  as Borrower


By:
     ---------------------------------------
     Name:
     Title:


ACCEPTED FOR RECORDATION
  IN REGISTER:

CREDIT SUISSE FIRST BOSTON MANAGEMENT CORPORATION, as Administrative Agent


By:
     ---------------------------------------
     Name:
     Title:

                                                                     SCHEDULE II
                                                                   TO COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

[Name of Transferor
Lender]

                  Revised Commitment Amount:               $
                                                           ---------------------

                  Revised Commitment Percentage:                               %
                                                           ---------------------
[Name of Purchasing Lender]

                  New Commitment Amount:                   $
                                                           ---------------------

                  New Commitment Percentage:                                   %
                                                            --------------------


Address for Notices:
-------------------


[Address]
Attention:
            ------------------------
Telephone:
            ------------------------
Telecopy:
           -------------------------
Telephone
Confirmation:
             -----------------------


Lending Office:

----------------------------------

----------------------------------

----------------------------------

                                                                    SCHEDULE III
                                                                   TO COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                        Form of Transfer Effective Notice

To: Ascent Assurance, Inc., [Transferor Lender and each Purchasing Lender]


     The undersigned, as Administrative Agent under the Credit Agreement, dated as of April 17, 2001 among Ascent Assurance, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto from time to time, and Credit Suisse First Boston Management Corporation, as Administrative Agent and Arranger, acknowledges receipt of an executed counterpart of a completed Commitment Transfer Supplement. Terms defined in that Commitment Transfer Supplement are used herein as therein defined.

     1. Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be _____________, ______ [insert fifth Business Day following date of Transfer Effective Notice].

     2. Pursuant to such Commitment Transfer Supplement, the Transferor Lender is required to deliver to the Administrative Agent on or before the Transfer Effective Date its Notes.

     3. Pursuant to such Commitment Transfer Supplement, the Borrower is required to deliver to the Administrative Agent on or before the Transfer Effective Date the following Notes, each dated the Closing Date:

     [Describe each new Note for Transferor Lender and Purchasing Lender as to principal amount and payee.]

     4. Pursuant to that Commitment Transfer Supplement, each Purchasing Lender is required to pay its Purchase Price to the Transferor Lender at or before 12:00 noon on the Transfer Effective Date in immediately available funds.

                                                     Very truly yours,

                                                     CREDIT SUISSE FIRST BOSTON
                                                     MANAGEMENT CORPORATION, as
                                                     Administrative Agent

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                                       EXHIBIT E
                                                                       TO CREDIT
                                                                       AGREEMENT


                         FORM OF COMPLIANCE CERTIFICATE

                             ASCENT ASSURANCE, INC.

     Pursuant to Section 4.1(j) of the Credit Agreement dated as of April 17, 2001 among Ascent Assurance, Inc., a Delaware corporation (the "Borrower"), the several Lenders from time to time parties thereto (the "Lenders") and Credit Suisse First Boston Management Corporation, as Administrative Agent and Arranger (the "Credit Agreement"), the undersigned hereby certifies that [he/she] is a Responsible Officer of the Borrower and further certifies as follows (using capitalized terms that are not defined in this Certificate with the meanings given to them in the Credit Agreement):

          1. No Default or Event of Default has occurred and is continuing as of the date hereof[, except as set forth in this Certificate].

          2. As of ________ (the "Computation Date"), the Consolidated GAAP Net Worth of the Borrower was $ ___________, ---------------- as computed on Attachment 1 hereto.

          3.  The  consolidated  Funded  Debt  Ratio  of the  Borrower  and  its
     Subsidiaries for the fiscal quarter ended most recently before the Computation Date was ______% as computed on Attachment 2 hereto.

          4. As of the Computation Date, the RBC Ratio of each Insurance Subsidiary other than National Financial Insurance Company or Pacific Casualty Company, Inc. is not less than 105%.

          5. As of the Computation Date, the Statutory Capital and Surplus of each Insurance Subsidiary (shown on Attachment 5 hereto) as of the last day of the fiscal quarter ended most recently before the Computation Date is not less than the Minimum Statutory Surplus Requirement for that Insurance Subsidiary, as specified in Exhibit G (as shown on Attachment 5 hereto).

          IN WITNESS WHEREOF, the undersigned has hereunto set his name on this ___ day of ________, ___.

                                               ASCENT ASSURANCE, INC.


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                    ATTACHMENT 1
                           CONSOLIDATED GAAP NET WORTH

1.       The Capital Stock and additional
         paid-in capital of the Borrower and its
         Subsidiaries on a consolidated basis plus              $
                                                                ----------------

2.       The amount of retained earnings, inclusive
         of deferred revenues, or, in the case of a
         deficit, minus the deficit, minus                      $
                                                                ----------------

3.       The treasury stock, plus or minus                      $
                                                                ----------------

4.       Any other account which is customarily
         added or deducted in determining shareholders'
         equity (without giving effect to any increase
         or decrease to Consolidated GAAP Net Worth
         attributable to the application of SFAS No.  115,
         130 or 133)                                           $
                                                               -----------------

5.       Consolidated GAAP Net Worth of the Borrower
         (The sum of Item 1, Item 2, Item 3 and Item 4)        $___________

6. Covenant Requirement: Consolidated GAAP Net Worth of the Borrower (line 5) shall be an amount greater than or equal to the amount shown in Item 6(v) below:

         (i)                                                   $31,000,000


         (ii)     Any cumulative positive Net Income
                  of the Borrower and its Subsidiaries
                  for each fiscal quarter following the
                  fiscal quarter ended December 31, 2000      $ ___________

         (iii)    50%  of Item 6(ii)                          $ ___________

         (iv)     Deferred revenues as of the end of the
                  most recent fiscal quarter                  $ ___________

         (v)      Required Consolidated GAAP Net Worth
                  of the Borrower (The sum of Item 6(i),
                  Item 6(iii), and Item 6(iv))                $ ___________

                                                                    ATTACHMENT 2


                                FUNDED DEBT RATIO

1.       Funded Debt: (Item 8 column A of Attachment 4)       $
                                                               -----------------

2.       Total Capital (Item 4 of Attachment 3)               $
                                                               -----------------

3.       Funded Debt Ratio (Item 1 divided by Item 2)          _____%


4.       Covenant Requirement: Funded Debt Ratio shall not be greater than 0.65 to 1

                                                                    ATTACHMENT 3


                                  TOTAL CAPITAL

1.       Funded Debt (Item 4 of Attachment 3) plus            $
                                                               -----------------

2.       Stockholders' equity plus                            $
                                                               -----------------

3.       Preferred stock, preference stock and
         preferred securities of the Borrower
         and its Consolidated Subsidiaries                    $
                                                               -----------------

4.       Total Capital (sum of Item 1, Item 2 and Item 3)     $
                                                               -----------------

                                                                    ATTACHMENT 4
                                 INDEBTEDNESS4

--------------------------------------- ---------------------- ---------------------- --------------------
                                        A. Long-Term           B.  Short-Term         C.  Total
                                        Indebtedness5 ($)      Indebtedness ($)       Indebtedness ($)
--------------------------------------- ---------------------- ---------------------- --------------------
--------------------------------------- ---------------------- ---------------------- --------------------
1.       Indebtedness for borrowed
     money or for the deferred
     purchase price of property or
     services (other than current
     trade liabilities incurred in
     the ordinary course of business
     and payable in accordance with
     customary    practices)
--------------------------------------- ---------------------- ---------------------- --------------------
--------------------------------------- ---------------------- ---------------------- --------------------
2.       To the extent not included
     above, indebtedness evidenced by
     a note, bond, debenture or
     similar instrument
--------------------------------------- ---------------------- ---------------------- --------------------
--------------------------------------- ---------------------- ---------------------- --------------------
3.       Capital Lease Obligations
--------------------------------------- ---------------------- ---------------------- --------------------
--------------------------------------- ---------------------- ---------------------- --------------------
4.       Reimbursement obligations
     under outstanding letters of
     credit and other obligations
     under acceptances and similar
     obligations
--------------------------------------- ---------------------- ---------------------- --------------------
--------------------------------------- ---------------------- ---------------------- --------------------
5.       To the extent not included
     above, liabilities secured by
     any Lien on owned property even
     if not assumed or otherwise
     liable for payment
--------------------------------------- ---------------------- ---------------------- --------------------
--------------------------------------- ---------------------- ---------------------- --------------------
6.       To the extent not included
     above, liabilities arising under
     the Hedging Agreements (other
     than interest rate caps)
--------------------------------------- ---------------------- ---------------------- --------------------
--------------------------------------- ---------------------- ---------------------- --------------------
7.       To the extent not included
     above, Guaranties
--------------------------------------- ---------------------- ---------------------- --------------------
--------------------------------------- ---------------------- ---------------------- --------------------
8.       Total Indebtedness (sum of
     Item 1, Item 2, Item 3, Item 4,
     Item 5, Item 6, and Item 7)
--------------------------------------- ---------------------- ---------------------- --------------------

                                                                    ATTACHMENT 5

                MINIMUM STATUTORY CAPITAL AND SURPLUS REQUIREMENT
                -------------------------------------------------



    -------------------------------------------------------------- -----------------------------------------
                                                                         B. Minimum Statutory Surplus
                                                                        Requirement for that Insurance
                                                                    Subsidiary, as specified in Exhibit G
                       A. Insurance Subsidiary                             to the Credit Agreement
    -------------------------------------------------------------- -----------------------------------------
    -------------------------------------------------------------- -----------------------------------------
    1.       National Foundation Life Insurance Company                          $5.2 million
    -------------------------------------------------------------- -----------------------------------------
    -------------------------------------------------------------- -----------------------------------------
    2.       National Financial Insurance Company                                $1.4 million
    -------------------------------------------------------------- -----------------------------------------
    -------------------------------------------------------------- -----------------------------------------
    3.       American Insurance Company of Texas, Inc.                           $1.4 million
    -------------------------------------------------------------- -----------------------------------------
    -------------------------------------------------------------- -----------------------------------------
    4.       Freedom Life Insurance Company of America                           $7.5 million
    -------------------------------------------------------------- -----------------------------------------
    -------------------------------------------------------------- -----------------------------------------
    5.
    -------------------------------------------------------------- -----------------------------------------
    -------------------------------------------------------------- -----------------------------------------
    6.
    -------------------------------------------------------------- -----------------------------------------
    -------------------------------------------------------------- -----------------------------------------
    7.
    -------------------------------------------------------------- -----------------------------------------

                                                                       EXHIBIT F
                                                                       TO CREDIT
                                                                       AGREEMENT


                            FORM OF PLEDGE AGREEMENT

                              [Following this page]

                                                                       EXHIBIT G
                                                                       TO CREDIT
                                                                       AGREEMENT


                      MINIMUM STATUTORY SURPLUS REQUIREMENT



    -------------------------------------------------------------- -----------------------------------------
                                                                         B. Minimum Statutory Surplus
                                                                        Requirement for that Insurance
                                                                    Subsidiary, as specified in Exhibit G
                       A. Insurance Subsidiary                             to the Credit Agreement

    -------------------------------------------------------------- -----------------------------------------
    1.   National Foundation Life Insurance Company                              $5.2 million

    -------------------------------------------------------------- -----------------------------------------
    2.   National Financial Insurance Company                                    $1.4 million

    -------------------------------------------------------------- -----------------------------------------
    3.   American Insurance Company of Texas, Inc.                               $1.4 million

    -------------------------------------------------------------- -----------------------------------------
    4.   Freedom Life Insurance Company of America                               $7.5 million

    -------------------------------------------------------------- -----------------------------------------
    5.

    -------------------------------------------------------------- -----------------------------------------
    6.

    -------------------------------------------------------------- -----------------------------------------
    7.
    -------------------------------------------------------------- -----------------------------------------

                                                                       EXHIBIT H
                                                                       TO CREDIT
                                                                       AGREEMENT



                          REPORTS AND OTHER INFORMATION
                           REQUIRED BY SECTION 5.2(e)


                       [Format attached behind this page]

                            Monthly Management Report

                    Freedom Life Insurance Company of America



                                [Month and Year]

                                                                       EXHIBIT I
                                                                       TO CREDIT
                                                                       AGREEMENT


                     FORM OF GUARANTY AND SECURITY AGREEMENT



                              [Following this page]